                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Owens Corning
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

Notice Of Annual Meeting                                           Owens Corning
Of Stockholders
And Proxy Statement






Time:
Thursday, April 18, 1996
2 P.M.

Place:
SeaGate Centre
401 Jefferson Avenue
Toledo, Ohio








                                                                          [LOGO]


                                                          We Make The Difference

                                 OWENS CORNING

     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 1996

  The annual meeting of stockholders of OWENS CORNING will be held at SeaGate Centre, 401 Jefferson Avenue, Toledo, Ohio, on Thursday, April 18, 1996 at 2:00 o'clock P.M.

  The meeting will be held for the following purposes:

  1. To elect four directors to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified;

  2. To consider a proposal to approve the amendments to the Stock Performance Incentive Plan adopted by the Board of Directors;

  3. To consider a proposal to approve the Long-Term Performance Incentive
     Plan;

  4. To consider a proposal to approve the Corporate Incentive Plan;

  5. To consider a proposal to approve the action of the Board of Directors in selecting Arthur Andersen LLP as independent public accountants for Owens Corning for the year 1996; and

  6. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on February 21, 1996 are entitled to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be available at the offices of Owens Corning, Fiberglas Tower, 210 North St. Clair Street, Toledo, Ohio, for a period of at least ten days prior to the meeting.

                                          By Order of the Board of Directors,

                                          CHRISTIAN L. CAMPBELL
                                               Secretary

Toledo, Ohio
March 21, 1996


  IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, PLEASE DATE, SIGN, VOTE AND RETURN PROMPTLY THE ENCLOSED PROXY IF YOU WILL BE UNABLE TO ATTEND THE MEETING. RETURN PROXIES TO: OWENS CORNING, CHURCH STREET STATION, P.O. BOX 1513, NEW YORK, NEW YORK 10277-1513.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
General Information.......................................................   1
Proposal 1. Election of Directors.........................................   2
  Biographies of Nominees and Continuing Directors........................   2
  Stock Ownership of Management...........................................   6
  Committees and Meetings of the Board of Directors.......................   7
  Directors' Compensation.................................................   8
  Transactions with Owens Corning.........................................   9
  Compensation Committee Report on Executive Compensation.................  10
  Executive Compensation..................................................  12
  Retirement Benefits.....................................................  16
  Employment and Severance Agreements.....................................  17
  Performance Graph.......................................................  18
Proposal 2. Approval of Amendments to the Stock Performance Incentive
 Plan.....................................................................  18
Proposal 3. Approval of Long-Term Performance Incentive Plan..............  25
Proposal 4. Approval of Corporate Incentive Plan..........................  28
Proposal 5. Selection of Independent Public Accountants...................  30
Other Matters.............................................................  30
Exhibit A.................................................................  32
Exhibit B.................................................................  48
Exhibit C.................................................................  52

                                PROXY STATEMENT

GENERAL INFORMATION

  This proxy statement is furnished by the Board of Directors of Owens Corning in connection with the solicitation of proxies to be used at the 1996 Annual Meeting of Stockholders ("Annual Meeting"), which is scheduled to take place on April 18, 1996 at 2:00 P.M. at SeaGate Centre, 401 Jefferson Avenue, Toledo, Ohio. This proxy statement and a proxy are scheduled to be mailed to stockholders commencing on March 21, 1996.

  You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote. A stockholder who submits a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, submitting another proxy bearing a later date, or notifying the Inspectors of Election in writing of the revocation.

MAJOR STOCKHOLDERS

  Based on Schedule 13G filings, stockholders holding 5% or more of Owens Corning common stock as of December 31, 1995, were:

               NAME                          ADDRESS           SHARES       %
               ----                          -------           ------       -
FMR Corp. and related entities      82 Devonshire Street      5,589,698(1) 10.8%
                                    Boston, MA 02109
Franklin Resources, Inc. and        777 Mariners Island Blvd. 4,356,900(2)  8.4%
 related entities                   San Mateo, CA 94404
Wellington Management Company       75 State Street           3,469,600(3)  6.7%
                                    Boston, MA 02109
Vanguard/Windsor Fund, Inc.         100 Vanguard Blvd.        3,189,600(4)  6.2%
                                    Malvern, PA 19355
Fayez Sarofim and related entities  2907 Two Houston Center   2,950,305(5)  5.7%
                                    Houston, TX 77010

--------
(1) Sole dispositive power; sole voting power over 80,342 shares (less than 1%).
(2) Shared dispositive power; sole voting power over 3,908,100 shares (7.5%) and shared voting power over 448,800 shares (less than 1%).
(3) Shared dispositive power; shared voting power over 280,000 shares (less than 1%); Vanguard/Windsor Fund has interest with respect to more than 5% of class.
(4) Sole voting and shared dispositive power.
(5) Shared dispositive power over 2,550,305 shares (4.9%); shared voting power over 2,184,344 shares (4.2%); sole voting and dispositive power over 400,000 shares (less than 1%).

  In addition, as of February 21, 1996 ("Record Date"), Owens Corning employees, including officers, beneficially owned 6,187,486 shares (11.9%) of Owens Corning's common stock under Owens Corning's Savings and Profit Sharing Plan (for salaried employees), Savings and Security Plan (for hourly employees), and UC Industries Retirement/Investment Plan.

PROPOSAL 1. ELECTION OF DIRECTORS

  Owens Corning's Board of Directors currently is composed of ten directors, divided into three classes. Directors' terms of office are for three years and expire on a staggered basis at the annual meeting of stockholders.

  The directors whose terms expire at the Annual Meeting are: W. Walker Lewis, David T. McGovern and Furman C. Moseley, Jr. Mr. McGovern, a director since 1989, has elected to retire from the Board at the Annual Meeting.

  Effective as of the Annual Meeting, the Board of Directors has increased the size of the Board to eleven directors. The Board of Directors has nominated Mr. Lewis and Mr. Moseley for reelection at the Annual Meeting at the recommendation of the Board's Corporate Governance Committee, which consists solely of outside directors, and has nominated John H. Dasburg, President and Chief Executive Officer of Northwest Airlines Corporation, and Ann Iverson, Group Chief Executive of Laura Ashley Holdings plc., to fill the vacancies created by Mr. McGovern's retirement and the increase in the size of the Board.

  Biographies of each nominee for director and each director whose term continues past the Annual Meeting follow this section.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

  Unless a stockholder specifies otherwise, the proxies received in response to this solicitation will be voted in favor of the election of the four nominees for director. Should any of these nominees become unable to accept nomination or election, the proxies will be voted for the other nominees and any substitute nominees, unless the stockholder specifically votes otherwise. The Board of Directors now knows of no reason why any nominee will be unable to serve as a director.

  Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each person elected at the Annual Meeting will serve until the 1999 annual meeting of stockholders and until his or her successor is duly elected and qualified.

  Nominees for Election as Directors--term expiring 1999

[PHOTO] JOHN H. DASBURG, 53. President and Chief Executive Of-ficer, Northwest Airlines Corporation, a transportation company, St. Paul, MN. Nominee for Director.

                       After graduating from the University of Florida and serving three years in the U.S. Navy, Mr. Dasburg was a Partner at KPMG Peat Marwick. He then joined Marriott Corporation where he held several positions, eventually becoming President of the Marriott Lodging Group. He joined Northwest Airlines as Executive Vice President in 1989 and was elected to his current position in 1990. Mr. Dasburg serves on numerous eleemosynary and academic boards, has published articles in many jour-nals and is a frequent speaker at universities, profes-sional institutions and civic groups.

                       Mr. Dasburg is a director of Northwest Airlines Corpo-ration and The St. Paul Companies, Inc.

[PHOTO] ANN IVERSON, 52. Group Chief Executive, Laura Ashley Holdings plc., women's clothing and home furnishings, Maidenhead, England. Nominee for Director.

                       Ms. Iverson began her career in retailing and held var-ious buying and executive positions at retail stores in the U.S. through 1989, including Dayton Hudson, US Shoe and Bloomingdales. She then joined British Home Stores as Director of Stores Planning, Design, Construction and Merchandising in 1990; Mothercare as Chief Execu-tive Officer in 1992; Kay-Bee Toy Stores as President and Chief Executive Officer in 1994; and assumed her present position in 1995.

                       Ms. Iverson is a director of Laura Ashley Holdings plc.

[PHOTO] W. WALKER LEWIS, 51. Senior Advisor, Dillon, Read & Co., Inc., an investment banking firm, New York, NY, and Senior Advisor to Marakon Associates, a consulting firm, Stamford, CT. Director since 1993.

                       Most recently, Mr. Lewis served as Managing Director, Kidder, Peabody & Co., Inc. Prior to April 1994, he was President, Avon U.S. and Executive Vice President, Avon Products, Inc. Prior to March 1992, Mr. Lewis was Chairman of Mercer Management Consulting, Inc., a whol-ly-owned subsidiary of Marsh & McLennan, which is the successor to Strategic Planning Associates, a manage-ment consulting firm he founded in 1972. He is a gradu-ate of Harvard College, where he was President and Pub-lisher of the Harvard Lampoon.

                       Mr. Lewis is a director of Unilab Corporation and Amer-ican Management Systems, Inc. He is also a member of the Council on Foreign Relations, the Washington Insti-tute of Foreign Affairs and The Harvard Committee on University Resources.

[PHOTO] FURMAN C. MOSELEY, JR., 61. President, Simpson Invest-ment Company, manufacturer of wood, pulp, and paper products, Seattle, WA. Director since 1983.

                       After serving in the United States Marine Corps, Mr. Moseley joined Simpson Paper Company in 1960, rising to become Executive Vice President and then Chairman. He later became President of Simpson Investment Company, the parent company of Simpson Paper.

                       Mr. Moseley is a director of Eaton Corporation.

  Incumbent Directors--term expiring 1997

[PHOTO] NORMAN P. BLAKE, JR., 54. Chairman of the Board, Chief Executive Officer and President of USF&G Corporation, insurance and financial services, Baltimore, MD. Direc-tor since 1992.

                       A graduate of Purdue University, Mr. Blake became Chairman, Chief Executive Officer and President of USF&G in 1990 after serving as Chairman and Chief Exec-utive Officer of Heller International Corporation of Chicago, a subsidiary of Fuji Bank, Ltd. of Tokyo, Ja-pan.

                       Mr. Blake is a director of Enron Corporation and a mem-ber of the American Insurance Association and Community Partnership for Education. He is also Chairman of Pur-due University's Parents' Advisory Council and a member of the Purdue Research Foundation and Purdue University's President's Council and Dean's Advisory Council, Krannert Graduate School of Management and School of Liberal Arts. He is the recipient of the de-gree of Doctor of Economics honoris causa from Purdue University, granted jointly by the Krannert Graduate School of Management and School of Liberal Arts.

[PHOTO] JON M. HUNTSMAN, JR., 35. Vice Chairman of Huntsman Corporation, manufacturer of petrochemicals, Salt Lake City, UT. Director since 1993.

                       A graduate of The University of Pennsylvania, Mr. Huntsman served as U.S. Ambassador to Singapore from 1992 to 1993. From 1989 through 1992, he held positions as Deputy Assistant Secretary of Commerce in the Inter-national Trade Administration and Deputy Assistant Sec-retary of Commerce for East Asian and Pacific Affairs.

                       Mr. Huntsman is a director of Valassis Communications and all Huntsman companies. He also is a member of the Council of American Ambassadors, the Council on Foreign Relations, and a trustee of both the University of Pennsylvania and Princeton's Institute for Advanced Study. In addition, Mr. Huntsman serves on the Interna-tional Advisory Council of Singapore's Economic Devel-opment Board and is a Trustee of the Asia Society in New York. He also serves on the National Advisory Board of the University of Utah School of Business, as a di-rector of the Center for Contemporary German Studies at Johns Hopkins University, and on the Governing Board of Intermountain Health Care.

[PHOTO] W. ANN REYNOLDS, 58. Chancellor of City University of New York, New York, NY. Director since 1993.

                       A graduate of Kansas State Teachers College and the University of Iowa, Dr. Reynolds became Chancellor of City University of New York in September 1990. Previ-ously, she served eight years as Chancellor of the twenty-campus California State University system.

                       Dr. Reynolds is a Director of Humana, Inc., Abbott Lab-oratories and Maytag Corporation. She is also a member of the American Association for the Advancement of Sci-ence, the American Association of Anatomists, the Amer-ican Board of Medical Specialties, the Society for Gyn-ecological Investigation, and the Perinatal Research Society.

  Incumbent Directors--term expiring 1998

[PHOTO] WILLIAM W. COLVILLE, 61. Consultant to and formerly Se-nior Vice President, General Counsel and Secretary of Owens Corning. Director since 1995.

                       A graduate of Yale University and the Columbia Univer-sity Law School.

                       Mr. Colville is a director of Nordson Corporation.


[PHOTO] LANDON HILLIARD, 56. Partner, Brown Brothers Harriman & Co., private bankers, New York, NY. Director since 1989.

                       A graduate of the University of Virginia, Mr. Hilliard began his career at Morgan Guaranty Trust Co. of N.Y. He joined Brown Brothers Harriman in 1974 and became a partner in 1979.

                       Mr. Hilliard is a director of Norfolk Southern Corpora-tion. He is also Chairman of the Board of Trustees of the Provident Loan Society of New York and Secretary of The Economic Club of New York.


[PHOTO] GLEN H. HINER, 61. Chairman of the Board and Chief Ex-ecutive Officer, Owens Corning. Director since 1992.

                       A graduate of West Virginia University, Mr. Hiner spent 35 years of his professional career at General Electric Company, eventually becoming Senior Vice President and head of GE Plastics. He was elected Chairman and Chief Executive Officer of Owens Corning in January 1992.

                       Mr. Hiner is a director of Dana Corporation.


[PHOTO] SIR TREVOR HOLDSWORTH, 68. Former Chairman, National Power plc, an electricity generator company, London, England. Director since 1994.

                       Sir Trevor began his career as an accountant qualifying as a Fellow of the Institute of Chartered Accountants in England and Wales. He held various finance and ad-ministration positions prior to his joining National Power. He is also a member of the Confederation of British Industry, New York Stock Exchange European Ad-visory Committee, Committee of Honour of European Com-munity Chamber Orchestra, Winston Churchill Memorial Trust and British Neurological Research Trust; Vice President of the British Institute of Management and Ironbridge Gorge Museum Development Trust; and Trustee of Duke of Edinburgh's Award, UK Thrombosis Research Trust, and Wigmore Hall, as well as serving as Chancel-lor of Bradford University, Council Chair of the Foun-dation for Manufacturing and Industry, and Chairman of the Yorkshire Region National Trust Centenary Appeal.

                       Sir Trevor is a director of Allied Colloids Group plc, Beauford plc, Lambert Howarth plc, and Prudential Cor-poration plc.

STOCK OWNERSHIP OF MANAGEMENT

  The following table shows information concerning beneficial ownership of Owens Corning common stock on February 21, 1996 by all directors and nominees, by each of the executive officers named in the Summary Compensation Table on page 13 ("Named Executive Officers"), and by all directors and executive officers as a group. With the exception of the ownership of all directors and executive officers as a group, which represents 1.6%, each ownership shown represents less than 1% of the shares of common stock outstanding. Owens Corning's stock ownership guidelines are for directors to own a minimum of 2,000 shares within five years of becoming a director; stock ownership guidelines for officers range from 85,000 shares for the Chief Executive Officer to 9,000 to 20,000 shares for other executive officers.

                                                       AMOUNT AND NATURE
                          NAME                      OF BENEFICIAL OWNERSHIP
                          ----                      -----------------------
      Norman P. Blake, Jr..........................          11,500(1)(3)
      Christian L. Campbell........................          11,761(1)(2)
      William W. Colville..........................          64,072(1)
      Charles H. Dana..............................         126,394(1)(2)
      John H. Dasburg..............................              --
      David W. Devonshire..........................          35,105(1)(2)
      Ann Iverson..................................              --
      Landon Hilliard..............................          14,000(1)
      Glen H. Hiner................................         268,583(1)(2)
      Sir Trevor Holdsworth........................           2,500(1)
      Jon M. Huntsman, Jr..........................           5,000(1)(3)
      W. Walker Lewis..............................           8,000(1)(3)
      David T. McGovern............................          13,000(1)(3)
      Furman C. Moseley, Jr........................          42,850(1)(3)
      W. Ann Reynolds..............................           7,230(1)(3)
      Efthimios O. Vidalis.........................          43,930(1)(2)
      All Directors and Executive Officers
       (including Named Executive Officers)(21
       people).....................................         823,625(1)(2)(3)(4)

--------
(1) Includes shares which are not owned but are unissued shares subject to exercise of options, or which will be subject to exercise of options under Owens Corning benefit plans within 60 days after the Record Date, as follows: Mr. Blake, 6,000; Mr. Campbell, 5,000; Mr. Colville, 53,000; Mr. Dana, 74,000; Mr. Devonshire, 18,000; Mr. Hilliard, 10,000; Mr. Hiner, 116,665; Sir Holdsworth, 2,000; Mr. Huntsman, 4,000; Mr. Lewis, 6,000; Mr. McGovern, 10,000; Mr. Moseley, 10,000; Dr. Reynolds, 4,000; Mr. Vidalis, 16,773; All Directors and Executive Officers (21), 425,488.
(2) Includes shares over which there is sole voting power, but no investment power, as follows: Mr. Campbell, 6,761; Mr. Dana, 14,180; Mr. Devonshire, 9,726; Mr. Hiner, 123,106; Mr. Vidalis, 7,824; All Directors and Executive Officers (21), 206,469.
(3) Includes deferred shares over which there is currently no voting or investment power, as follows: Mr. Blake, 1,000; Mr. Huntsman, 500; Mr. Lewis, 1,000; Mr. McGovern, 2,000; Mr. Moseley, 3,500; Dr. Reynolds, 500; All Directors and Executive Officers (21), 8,500.
(4) Does not include 13,393 shares of common stock held by family members in which beneficial interest is disclaimed.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require Owens Corning's directors, certain officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Owens Corning undertakes to file such forms on behalf of the reporting directors and officers pursuant to a power of attorney given to certain attorneys-in-fact. Such reporting officers, directors and ten percent stockholders are also required by Securities and Exchange Commission rules to furnish Owens Corning with copies of all Section 16(a) reports they file.

  Based solely on its review of copies of such reports received or written representations from such executive officers, directors and ten percent stockholders, Owens Corning believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during fiscal year 1995 except as follows. In May 1994, Mr. Hiner entered into a settlement agreement transferring pecuniary interest, but not record ownership, in certain stock options and restricted shares to his former spouse. Because of his continuing record ownership, Mr. Hiner did not report the disposition of such options and shares at the time of the settlement agreement. Based upon further advice from counsel in September 1995, however, Mr. Hiner concluded that the settlement agreement might be deemed the disposition of such options and shares and he amended his Form 5 for the year 1994 to reflect such disposition. In October 1995, Mr. Robert Lonergan, an officer of the company, exercised stock options and sold the subject shares in a single cashless exercise transaction. Due to a clerical error, the Form 4 reporting such exercise and sale was not filed until early 1996.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors has standing audit, compensation, executive, finance and corporate governance committees. The Corporate Governance Committee also serves as a nominating committee. The Board of Directors held 7 meetings during 1995. All directors attended at least 75% of the meetings of the Board and all Committees of the Board of which they were members.

AUDIT COMMITTEE

Norman P. Blake, Jr.,      Responsible for overseeing financial reporting and
Chairman                   internal controls. Recommends independent public
                           accountant to the Board of Directors; reviews sig-nificant accounting policies, accruals, reserves and estimates made by management; reviews policies and procedures for assuring accurate and complete quarterly financial reporting, as well as compli-ance with applicable laws and regulations. The Au-dit Committee held 3 meetings in 1995.

William W. Colville
Sir Trevor Holdsworth
W. Walker Lewis
David T. McGovern
W. Ann Reynolds

COMPENSATION COMMITTEE

Landon Hilliard, Chair-    Reviews Owens Corning's policies concerning compen-
man                        sation and benefits for officers and directors; ap-
                           proves the salaries and incentive opportunity of all officers of Owens Corning; determines incentive payments for all officers; reviews the compensation of the Chief Executive Officer. (A report by the Compensation Committee follows on page 10.) The
                           Compensation Committee held 6 meetings in 1995.

Norman P. Blake, Jr.
Sir Trevor Holdsworth
Furman C. Moseley, Jr.
W. Ann Reynolds

EXECUTIVE COMMITTEE

Glen H. Hiner, Chairman    May exercise the powers of the Board of Directors,
                           with certain exceptions, in the intervals between meetings of the Board. The Executive Committee held
                           1 meeting in 1995.

Norman P. Blake, Jr.
William W. Colville
Jon M. Huntsman, Jr.
Furman C. Moseley, Jr.


FINANCE COMMITTEE

                           Responsible for reviewing financial plans, struc-
Furman C. Moseley, Jr.,    ture and policies of Owens Corning, including an-
Chairman                   nual and long-range operating plans and capital
                           structure. Has oversight responsibility for Owens
                           Corning's funded retirement plans. The Finance Com-mittee held 4 meetings in 1995.

Landon Hilliard
Jon M. Huntsman, Jr.
W. Walker Lewis
David T. McGovern


CORPORATE GOVERNANCE COMMITTEE

W. Walker Lewis, Chair-    Serves as the nominating committee for membership
man                        to the Board of Directors; advises the other direc-
                           tors about meeting dates, the agenda and the char-acter of information to be presented at Board meet-ings; reviews plans and personnel for management continuity and development. The Corporate Gover-nance Committee held 3 meetings in 1995.

Landon Hilliard
Jon M. Huntsman, Jr.
David T. McGovern
W. Ann Reynolds

DIRECTORS' COMPENSATION

  RETAINER AND MEETING FEES--In 1995, Owens Corning paid each director who was not an Owens Corning officer an annual retainer of $25,000. Non-employee Committee Chairmen receive an additional retainer of $4,000 each year. In addition, Owens Corning paid non-employee directors a fee of $1,000 for (a) attendance at one or more meetings of the Board of Directors on the same day,
(b) attendance at one or more meetings of each Committee of the Board of Directors on the same day, and (c) for each day's attendance at other functions in which directors were requested to participate.

  A director may elect to defer all or a portion of his or her annual retainer and fees under the Directors' Deferred Compensation Plan, in which case his or her account is credited with the number of shares of common stock that such compensation could have purchased on the date of payment. Payments are made in cash based on the value of the account, which is determined by the then fair market value of common stock, after the individual has ceased to be a director.

  STOCK PLAN FOR DIRECTORS--Owens Corning maintains a stockholder approved Stock Plan for Directors, applicable to each director who is not an Owens Corning employee. The plan provides for two types of grants to each eligible director: (1) a one-time nonrecurring grant of non-transferable options to each new outside director to acquire 10,000 shares of common stock at a per share exercise price of 100 percent of the value of a share of common stock on the date of the grant, and (2) an annual grant of 500 shares of common stock on the fourth Friday in April.

  Initial option grants become exercisable in equal installments over five years from date of grant, subject to acceleration in certain events, and generally expire ten years from date of grant. No grant may be made under the plan on or after August 20, 1997, and a director may not receive an annual grant of common stock in the same calendar year he or she receives an initial option grant. A director entitled to receive an annual grant may elect to defer receipt of the common stock until he or she leaves the Board of Directors.

  In 1995, William W. Colville received an initial option grant for 10,000 shares of common stock with an exercise price of $35.25 per share and Messrs. Blake, Hilliard, Huntsman, Lewis, McGovern and Moseley, Sir Holdsworth and Dr. Reynolds each received an annual 500 share grant valued at $18,363 on the date of grant.

  INDEMNITY AGREEMENTS--Owens Corning has entered into an indemnity agreement with each member of the Board of Directors which provides that if the director becomes involved in a claim (as defined in the agreement) by reason of an indemnifiable event (as defined in the agreement), Owens Corning will indemnify the director to the fullest extent authorized by Owens Corning's by-laws, notwithstanding any subsequent amendment, repeal or modification of the by-laws, against any and all expenses, judgments, fines, penalties and amounts paid in settlement of the claim.

  The indemnity agreement also provides that, in the event of a potential change of control (as defined in the agreement), the director is entitled to require the creation of a trust for his or her benefit, the assets of which would be subject to the claims of Owens Corning's general creditors, and the funding of such trust from time to time in amounts sufficient to satisfy Owens Corning's indemnification obligations reasonably anticipated at the time of the funding request.

  CHARITABLE AWARD PROGRAM--To recognize the interest of Owens Corning and its directors in supporting worthy educational institutions and other charitable organizations, Owens Corning permits each director to nominate up to two organizations to share a contribution of $1 Million from the Owens-Corning Foundation. These contributions will be made by the Foundation in ten annual installments after the death of a director. Owens Corning expects to ultimately fund its contributions to the Foundation and insurance premiums from the proceeds of life insurance policies which it maintains on directors. Directors will receive no financial benefit from this program, since the charitable deduction and insurance proceeds accrue solely to Owens Corning.

TRANSACTIONS WITH OWENS CORNING

  Upon his retirement as an executive officer on December 31, 1994, Owens Corning entered into an agreement with William W. Colville, who subsequently became a director of the company, providing for his retention as a consultant for a one year term, annually renewable as agreed by the parties for up to five years. Under this agreement, Mr. Colville receives a monthly consulting fee of $14,583 ($27,917 for each of the first three months of 1995) and is also provided office space and related services plus reimbursement of expenses incurred in the performance of services for Owens Corning. When Mr. Colville ceases to be a consultant, his retirement benefit will be recomputed to include the five year maximum period he could be a consultant as if it were employment by Owens Corning. This will increase his monthly supplemental pension by approximately $1,400 per month.

  Director Jon M. Huntsman, Jr. is Vice Chairman of, and his family owns a majority interest in, Huntsman Corporation. Units of Owens Corning purchased approximately $8.6 million of materials from Huntsman companies during 1995. John H. Dasburg, a nominee for election as a director, is President and Chief Executive Officer of Northwest Airlines Corporation. Units of Owens Corning purchased approximately $1.8 million of transportation services from this corporation in 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO THE STOCKHOLDERS OF OWENS CORNING

  The Compensation Committee ("Committee") reviews Owens Corning's compensation programs to promote the attraction, retention and motivation of a highly qualified leadership team that will accomplish Owens Corning's strategic business goals. The members of the Committee are independent, non-employee directors.

  PHILOSOPHY--The Committee's philosophy is to provide a total pay opportunity for executive officers, including Mr. Hiner, that is competitive with the external market and rewards individual contribution based on company performance against a predetermined set of goals, both short-term and long-term. Key elements of this pay opportunity are base salary and annual and long-term incentive compensation as described below. In determining competitive levels, the Committee analyzes information from independent survey data on comparator companies in the context of executive performance. Since Owens Corning's market for executive talent extends beyond its own industry, the survey data include companies outside the Dow Jones Building Materials Index referred to in the Performance Graph on page 18.

  In response to the Omnibus Budget Reconciliation Act of 1993, the Committee has determined that it will maintain flexibility with respect to non-deductible payments to executive officers.

  BASE SALARY--For each executive officer, base salaries are targeted at the median of comparator companies' base salaries for comparable positions. Actual salaries for executive officers can deviate from targeted salary levels based on an individual's experience and level of performance in the position.

  The primary factor in determining a salary increase is the individual's performance against pre-established goals. Individual salary increases are also generally based on the officer's contribution to the corporation; support of Owens Corning's core values of customer satisfaction, individual dignity and shareholder value; competitive practices and relationship of current salary to the market value of the job. Individual salary increases are administered within an overall company merit budget and salary band for the individual's position. The time between actual salary reviews and increases for executive officers can range from 10 to 18 months.

  For 1995, Mr. Hiner received a base salary of $840,000, the same as his 1994 base salary, to reflect a transition to the company's current philosophy to link more executive compensation to creation of shareholder value, as described below under "Long-Term Incentive Compensation."

  ANNUAL INCENTIVE COMPENSATION--Annual incentive payment "targets" for the executive officers are set at the 75th percentile of the comparator companies' actual incentive payments. The Corporate Incentive Plan terms are based upon selected financial criteria (tied to business objectives) as determined by the Committee. In 1995, these criteria and weightings were earnings per share (60%), cash flow from operations (30%) and sales growth (10%). Goals were set for each criterion, including thresholds for each measure which identified the minimum level of business performance at which any funding occurs. The goals are approved by the Committee after a review of key business and economic assumptions for the year. Actual business results against the criteria determine amounts available for payments. Funding at the minimum threshold is 25% of maximum and at maximum cannot exceed 100% of participating salaries. Any unused amount may be applied to a reserve fund and be available for awards in future years.

  Each executive officer's participation in the Plan is based upon his/her job level, with each officer eligible to earn a percentage of base salary. Maximum annual incentive opportunities for executive officers other than Mr. Hiner range from 90% to 110% of base salary. For executive officers other than

Mr. Hiner, the Committee can award from 0 to a maximum of 140% of the Plan's funded amount applicable to the officer. These adjustments are based on the individual's contributions to Owens Corning's financial and operating results as well as support of Owens Corning's core values. The annual incentive opportunity for Mr. Hiner is 182% of base salary, with the Committee able to award a lesser amount based on its assessment of his performance. Total payments to all participants cannot exceed 100% of the funds available under the Plan.

  Mr. Hiner's total incentive compensation award for 1995 amounts to $1,400,000, which is higher than the target incentive opportunity but less than the maximum incentive opportunity Mr. Hiner could have earned under the Plan. In determining Mr. Hiner's incentive compensation award for 1995, the Committee focused upon Owens Corning's performance in the three measurement areas described above (earnings per share, cash flow and sales growth), and the incentive award generated for Mr. Hiner by that performance. The Committee also considered the company's performance in 1995 versus results achieved in 1994, and the incentive award made to Mr. Hiner for that year.

  LONG-TERM INCENTIVE COMPENSATION--In 1995, the company realigned its philosophy regarding the long-term rewards of its executives. This new philosophy establishes a stronger link between executive compensation and pre-determined business goals which, in turn, supports the creation of shareholder value and aligns executive interests with those of stockholders. Long-term incentives consist of annual awards of Stock Options and Restricted Stock provided under Owens Corning's Stock Performance Incentive Plan ("SPIP") approved by shareholders in 1992 and restricted stock with attendant performance criteria ("Performance Restricted Shares") or cash equivalents provided under the Long-Term Performance Incentive Plan ("LTPIP") terms approved in 1995 by the Board of Directors under SPIP, subject to stockholder approval as described below. Owens Corning's objective is to provide awards that result in values approximating the median of the total long-term incentives provided by the comparator companies. The executive officers including Mr. Hiner participate in LTPIP and SPIP.

  We believe that Stock Options encourage executive officers to relate their long-term economic interests to other shareholders. The 1995 Stock Options were granted with exercise prices equal to the fair market value of common stock at the date of grant. They vest ratably over three years and have an exercise period of ten years from date of grant.

  Restricted Stock is used to provide continuing incentives to increase value to our shareholders and to retain certain executive officers. The 1995 grants of Restricted Stock vest 50% in five years and 50% in ten years from date of grant.

  The size of each executive officer's stock award granted in 1995 was based on the individual's responsibility level as well as competitive practice and was targeted to be at the median of long-term incentive values granted by other comparable companies. In addition, each officer's past option and restricted grants were considered as well as the Committee's assessment of each executive's individual contributions. The number of shares awarded are held constant from year to year as long as the total value of an award is within the range of the competitive objective. In 1995, Mr. Hiner was awarded options on 60,000 shares of stock, at the median level, and 8,000 shares of restricted stock, less than the median level, of other comparable companies.

  The purpose of LTPIP is to provide incentive compensation opportunities which are directly tied to the achievement of the company's performance goals over a period of three years (two and one-half years in the case of the first performance period). The Committee intends to begin new three year performance periods under LTPIP annually beginning in 1996.

  For the performance period beginning July 1, 1995 and ending December 31, 1997, the LTPIP performance measures are return on net assets, sales growth and cash flow. The three performance measures are weighted equally, except that no portion of the award based on sales growth can be earned unless the minimum return on net assets goal is also achieved. The historical performance of comparator companies and the companies which constitute the Standard & Poor's 400 were benchmarked before establishing these performance goals.

  Under the LTPIP terms, the executive officers, including Mr. Hiner, will have the opportunity to earn cash equal to the market value on the date of payment of a specified number of shares of company stock ("Phantom Performance Shares"), contingent upon the degree to which performance goals for the performance period are met. Except in the case of certain executive officers ("Specified Officers", currently including only Mr. Hiner), Phantom Performance Shares are also earned seven years after the end of the performance period if the recipient is still employed by the company. Since the Plan represents an additional compensation element for participants, including Mr. Hiner and other executive officers, the Committee will reduce future annual stock option and restricted stock grants to the great majority of participants to keep overall compensation opportunities in line with competitive practice. For the performance period concluding with fiscal year 1997, Mr. Hiner has the opportunity to earn up to 18,750 Phantom Performance Shares, contingent upon the company's performance in the above referenced measurements.

  Because 1995 served as a transition year toward this new plan philosophy, option awards and restricted stock awards were granted under previous guidelines. In 1995, awards of Performance Restricted Shares and Phantom Performance Shares were granted on a pro-rated basis for the two and one-half year performance period.

  Awards under LTPIP are subject to stockholder approval of the amended SPIP and, in the case of the LTPIP terms applicable to Specified Officers, the LTPIP Terms, as more fully described in Proposals 2 and 3, respectively, of the proxy statement.

Respectfully submitted,
 Compensation Committee

  Landon Hilliard, Chairman
  Norman P. Blake, Jr.
  Sir Trevor Holdsworth
  Furman C. Moseley, Jr.
  W. Ann Reynolds

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION--The Compensation Committee presently consists of Landon Hilliard (Chairman), Norman P. Blake, Jr., Sir Trevor Holdsworth, Furman C. Moseley, Jr. and W. Ann Reynolds (who replaced Jon M. Huntsman, Jr. in April 1995). Director and former Compensation Committee member Jon M. Huntsman, Jr. is Vice Chairman of, and his family owns a majority interest in, Huntsman Corporation. Units of Owens Corning purchased approximately $8.6 million of materials from Huntsman companies during 1995. Until April 1995, Owens Corning's Chief Executive Officer, Glen H. Hiner, was a director of Huntsman Petrochemical Corporation, a subsidiary of Huntsman Corporation.

EXECUTIVE COMPENSATION

  The following tables disclose compensation received by Owens Corning's Chief Executive Officer and its four other most highly paid executive officers in 1995 ("Named Executive Officers") for the three years ended December 31, 1995, as well as options granted and exercised in 1995 and the value of options outstanding at year end.

                          SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                    ANNUAL COMPENSATION                           COMPENSATION AWARDS
---------------------------------------------------------------  ---------------------
                                                                 RESTRICTED SECURITIES
                                                   OTHER ANNUAL    STOCK    UNDERLYING  ALL OTHER
        NAME AND              SALARY    BONUS      COMPENSATION   AWARD(S)   OPTIONS/  COMPENSATION
   PRINCIPAL POSITION    YEAR   ($)      ($)           ($)         ($)(1)   SARS(#)(2)     ($)
   ------------------    ---- ------- ---------    ------------  ---------- ---------- ------------
Glen H. Hiner........... 1995 840,000 1,400,000(5)    75,379(7)   300,000     60,000      75,321(9)(10)
 Chairman and Chief      1994 840,000   986,076       45,162(7)   257,000     50,000      66,141(9)(10)
 Executive Officer       1993 770,000   700,000       33,082(7)   324,000     50,000      77,608(9)(10)
Charles H. Dana(3)...... 1995 317,500   335,000                    90,000     20,000       7,500(10)
 Executive Vice          1994 307,500   300,000                    77,100     20,000       6,750(10)
 President               1993 275,000   225,000                    97,200     20,000      10,000(9)
David W. Devonshire(4).. 1995 303,333   330,000                    90,000     20,000      11,092(9)(10)
 Senior Vice             1994 283,333   285,000                    77,100     20,000       9,996(9)(10)
 President and Chief     1993 125,160   200,000(6)    38,474(8)   286,350     17,000       5,156(10)
 Financial Officer
Christian L.
 Campbell(4)............ 1995 275,000   240,000(6)    33,016(8)   169,500     32,500       2,292(10)
 Senior Vice President,
 General Counsel and
 Secretary
Efthimios O. Vidalis.... 1995 236,667   225,000      115,985(8)    56,250     15,000       7,500(10)
 Vice President and      1994 220,000   165,000                    24,094     10,000       7,500(10)
 President-- Composites  1993 162,000   117,000                    30,375      7,000       5,925(10)

--------
(1) 50% of the shares awarded in 1995, 1994 and 1993 will vest 5 years after award, with the remaining 50% vesting after 10 years. Vesting occurs under an alternate vesting schedule for employees who retire with the consent of the Compensation Committee. Vesting also accelerates in the event of death, disability, normal retirement and in certain other events at the discretion of the Compensation Committee. Mr. Devonshire received a grant of 6,900 shares of restricted stock upon his employment on July 19, 1993, 2,400 shares of which vest 50% after 5 years and 50% after 10 years while the remaining 4,500 shares vested on January 20, 1994, to replace stock awards forfeited as a result of leaving his prior employer. The number of shares of restricted stock outstanding at year end and their value based on the year end stock price of $44.875 for each of the Named Executive Officers is as follows: Mr. Hiner, 113,633 shares, $5,099,281; Mr. Dana, 10,200 shares, $457,725; Mr. Devonshire, 7,200 shares, $323,100; Mr.
    Campbell, 5,000 shares, $224,375; and Mr. Vidalis, 4,300 shares, $192,963.
    If dividends were paid by Owens Corning, they would be paid on restricted stock.
(2) One-third of each award becomes exercisable in each of the first through the third years following the grant. An alternate vesting schedule applies in the event of early retirement with the consent of the Compensation Committee. Vesting also accelerates in the event of death, disability, normal retirement and in certain other events at the discretion of the Compensation Committee.
(3) Prior to January 1, 1994, Mr. Dana was Senior Vice President and President--Industrial Materials Group.
(4) Mr. Devonshire was hired as Senior Vice President and Chief Financial Officer on July 17, 1993. Mr. Campbell was hired as Senior Vice President, General Counsel and Secretary on February 2, 1995.
(5) Consists of $1,064,700 that has been paid pursuant to Mr. Hiner's employment agreement and $335,300 that will be paid if the Corporate Incentive Plan described in Proposal 4 is approved by stockholders.

(6) Mr. Devonshire received a sign-on bonus upon his employment of $50,000 (net of taxes) and a contractually agreed bonus for 1993 of $150,000, half of which replaced incentive compensation lost as a result of his change of employment. Mr. Campbell received a sign-on bonus upon his employment of $50,000 (net of taxes).
(7) Mr. Hiner's numbers show contractually required tax payments on income from his Pension Preservation Trust account. The Pension Preservation Trust is described on page 17.
(8) Mr. Devonshire received a payment of $38,474 for taxes on his $50,000 sign-on bonus. Mr. Campbell received a payment of $33,016 for taxes on his $50,000 sign-on bonus. Mr. Vidalis received a payment of $115,985 pursuant to Owens Corning's standard tax equalization program to compensate him for excess taxes payable as a result of a prior foreign assignment.
(9) Of Mr. Hiner's numbers, $67,608, $59,496 and $67,821 were the present values (based upon the Applicable Federal Rate from date of payment to earliest date of repayment to Owens Corning) of split-dollar life insurance premiums paid by Owens Corning which were invested on his behalf in 1993, 1994 and 1995, respectively. Mr. Hiner reimburses Owens Corning for the portion of the premium which represents term life cost. Of Mr. Devonshire's numbers, $3,246 and $3,592 were the present values of split-dollar life insurance premiums paid by Owens Corning in 1994 and 1995, respectively. Mr. Devonshire also reimburses Owens Corning for the portion of the premium representing term life cost.
(10) Messrs. Hiner, Dana, Devonshire, Campbell and Vidalis had $7,500, $7,500, $7,500, $2,292, and $7,500, respectively, of contributions made to their accounts in the Company's Savings and Deferral Investment Plan in 1995; contributions of $6,645, $6,750, $6,750, $0, and $7,500 in 1994; and
     contributions of $10,000, $10,000, $5,156, $0, and $5,925 in 1993.

                              OPTION GRANT TABLE

                     Option/SAR Grants in Last Fiscal Year

                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                  ASSUMED ANNUAL RATES OF STOCK
                                                                  PRICE APPRECIATION FOR OPTION
                        INDIVIDUAL GRANTS                                    TERM(1)
----------------------------------------------------------------- -----------------------------
                                     PERCENT
                                    OF TOTAL
                         NUMBER OF  OPTIONS/
                         SECURITIES   SARS
                         UNDERLYING  GRANTED
                          OPTIONS/     TO     EXERCISE
                            SARS    EMPLOYEES OR BASE
                          GRANTED   IN FISCAL  PRICE   EXPIRATION
          NAME             (#)(2)     YEAR     ($/SH)     DATE        5% ($)        10% ($)
          ----           ---------- --------- -------- ---------- -------------- --------------
Glen H. Hiner...........   60,000     5.96%    $37.50  June 2005      $1,417,500     $3,577,500
Charles H. Dana.........   20,000     1.99%    $37.50  June 2005        $472,500     $1,192,500
David W. Devonshire.....   20,000     1.99%    $37.50  June 2005        $472,500     $1,192,500
Christian L. Campbell...   15,000     1.49%    $31.50  Jan. 2005        $297,675       $751,275
                           17,500     1.74%    $37.50  June 2005        $413,438     $1,043,438
Efthimios O. Vidalis....   15,000     1.49%    $37.50  June 2005        $354,375       $894,375
All Stockholders........      N/A       N/A       N/A        N/A  $1,197,421,478 $3,022,063,730

--------
(1) The potential realizable value shown for the Named Executive Officers is net of the option exercise price; the value for "All Stockholders" is calculated based on a 10 year option term commencing June 15, 1995 (the date most options were granted) and is net of the common stock closing price and shares outstanding on that date. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of Owens Corning's common stock. There is no assurance that the values shown will be attained.
(2) Options become exercisable ratably over three years from the grant date, and have a 10 year exercise period. A separate vesting schedule applies in the event of early retirement with the consent of the Compensation Committee. No stock appreciation rights were granted in 1995.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE


    Aggregated Option/SAR Exercises in 1995, and 12/31/95 Option/SAR Values

                                                         NUMBER OF
                                                        SECURITIES
                                                        UNDERLYING
                                                        UNEXERCISED   VALUE OF UNEXERCISED IN-THE-MONEY
                                                      OPTIONS/SARS AT          OPTIONS/SARS AT
                                                       12/31/95 (#)            12/31/95 ($)(1)

                         SHARES ACQUIRED    VALUE      EXERCISABLE/             EXERCISABLE/
          NAME           ON EXERCISE (#) REALIZED ($)  UNEXERCISABLE            UNEXERCISABLE
          ----           --------------- ------------ --------------- ---------------------------------
Glen H. Hiner...........       -0-           -0-      121,665/120,001       $1,890,156/1,210,585
Charles H. Dana.........       -0-           -0-        74,000/40,000       $  1,180,578/346,672
David W. Devonshire.....       -0-           -0-        18,000/39,000       $    123,244/336,631
Christian L. Campbell...       -0-           -0-           -0-/32,500       $        -0-/329,688
Efthimios O. Vidalis....       -0-           -0-        16,733/24,000       $    196,012/205,836

--------
(1)The year end price of Owens Corning's common stock was $44.875

  The following table sets forth the awards made in 1995 under Long-Term Performance Incentive Plan terms to each of the Named Executive Officers, subject to stockholder approval of the amended SPIP and, in the case of Mr. Hiner, the LTPIP Terms.

           LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR (1)

                                           PERFORMANCE ESTIMATED FUTURE PAYOUTS
                               NUMBER OF    OR OTHER       UNDER NON-STOCK
                                SHARES,      PERIOD       PRICE-BASED PLANS
                                UNITS OR      UNTIL    ------------------------
                              OTHER RIGHTS MATURATION  THRESHOLD TARGET MAXIMUM
       NAME                       (#)       OR PAYOUT     (#)     (#)     (#)
       ----                   ------------ ----------- --------- ------ -------
Glen H. Hiner................    12,500     2.5 Years    6,250   12,500 18,750
Charles H. Dana..............     4,000     2.5 Years    2,000    4,000  6,000
David W. Devonshire..........     4,000     2.5 Years    2,000    4,000  6,000
Christian L. Campbell........     3,500     2.5 Years    1,750    3,500  5,250
Efthimios O. Vidalis.........     4,000     2.5 Years    2,000    4,000  6,000

--------
(1) Each award shown in the second column of the table represents the opportunity to earn the cash value of the number of shares of Owens Corning common stock shown in the "maximum" column of the table if certain "maximum" performance goals established by the Compensation Committee at the beginning of the performance period are attained or exceeded during the performance period, the cash value of the number of shares shown in the "target" column if certain lower, "target" levels of performance are attained, or the cash value of the number of shares shown in the "threshold" column if certain lower, "threshold" levels of performance are attained. Participants will earn the cash value of intermediate numbers of shares for performance between the maximum and target levels, or between the target and threshold levels. The performance goal that applies to one-third of each award is based on return on net assets ("RONA"), one-third is based on cash flow from operations, and one-third is based on sales growth. However, the portion of the award that is based on sales growth will not be earned unless the minimum RONA goal is also achieved. Payments will be made after the close of the performance period, when the Committee determines the extent to which the performance goals have been attained, and will be based on the market value of Owens Corning common stock at that time. The performance period ends on December 31, 1997. If employment terminates during the performance period by death or disability, a prorated award will be paid after the performance period, based on the level of performance attained. If a Change of Control (as defined in the amended Stock Performance Incentive Plan) occurs during the performance period, the maximum award may be paid. In the case of Mr. Hiner, no portion of the award will be earned unless the threshold level of RONA, cash flow from operations or sales growth is attained (except in the event of a Change of Control). Executive officers other than Mr. Hiner will earn any portion of their target award which is not earned during the performance period seven years after the performance period, if their employment continues until that time, in which case payment will be based on the market value of the shares at that time.

RETIREMENT BENEFITS

  Effective January 1, 1996, Owens Corning maintains a qualified Cash Balance Plan covering its salaried employees in the United States, including each of the Named Executive Officers, in lieu of its prior qualified Salaried Employees' Retirement Plan ("SERP"), which provided retirement benefits primarily on the basis of age at retirement, years of service and average earnings from the highest three consecutive years of service. In addition, Owens Corning has a non-qualified Executive Supplemental Benefit Plan ("ESBP") to pay eligible employees the difference between the maximum benefits payable under the company's qualified retirement plan and those benefits which would have been payable except for limitations imposed by the Internal Revenue Code. Messrs. Dana and Vidalis were eligible to receive benefits under this plan as of December 31, 1995.

  CASH BALANCE PLAN--Under the Cash Balance Plan, each covered employee's earned retirement benefit under the SERP (including ESBP) was converted to an opening cash balance. Each year, Owens Corning credits to each covered employee's account 2% of such employee's covered pay up to 50% of the Social Security Taxable Wage Base and 4% of covered pay in excess of such wage base. For this purpose, covered pay includes base pay, overtime pay, other wage premium pay and annual incentive bonuses payable during the year. Cash Balance Plan accounts earn monthly interest based on the average interest rate for five-year U.S. treasury securities. Employees may receive their account balance as a lump sum or as a monthly payment when they leave the company.

  For employees who were at least age 40 with 10 years of service as of January 1, 1996 ("Grandfathered Employees"), including Messrs. Dana and Vidalis, the credit percentages applied to covered pay are increased pursuant to a formula based on age and years of service on such date. In addition, Grandfathered Employees are guaranteed that, through the year 2000, they will earn at least as much under the Cash Balance Plan as they would have earned under the SERP (in each case including ESBP).

  The estimated annual annuity amounts payable to the Named Executive Officers at age 65 under the Cash Balance Plan are: Mr. Hiner, $96,000; Mr. Dana, $267,000; Mr. Devonshire, $37,000; Mr. Campbell, $45,000; and Mr. Vidalis, $148,000. These amounts assume current levels of covered pay through age 65, estimated interest rates and, in the case of Messrs. Dana and Vidalis, the special rules applicable to Grandfathered Employees.

  OTHER ARRANGEMENTS--Mr. Hiner's Employment Agreement calls for him to receive a pension which will, together with amounts payable under his prior employer's pension plan, any qualified defined benefit plan maintained by Owens Corning, and Social Security, total 60% of his "average annual compensation" (the pension he would have obtained had he remained with his prior employer). His "average annual compensation" is one third of his highest 36 months of compensation from Owens Corning or his prior employer.

  Owens Corning has agreed with Mr. Devonshire to provide him with a supplemental pension providing a benefit, under the usual pension plan formula, determined as if he had earned two years of service for each year employed after age 53. Mr. Devonshire is now 50.

  In 1992, Owens Corning established a Pension Preservation Trust for amounts payable under the ESBP as well as under the pension arrangements described above. The Compensation Committee determines (except with respect to Mr. Hiner, where payments are contractually determined) the amounts to be paid with respect to the Pension Preservation Trust, which are a portion of benefits earned under the ESBP and the pension agreements described above. During 1995, pretax payments of $794,827 and $341,298 were made to the Trust for the accounts of Messrs. Hiner and Dana, respectively. Income from the Trust is distributed annually to participants, which reduces the pension otherwise payable at retirement.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  Mr. Hiner is employed under an agreement which has a renewing term of three years, ending when he reaches age 65. Under his employment agreement, Mr. Hiner would receive a lump sum termination payment equal to 330% of his base salary if he were to be terminated by Owens Corning without "cause", or if he should terminate his employment for "good reason", as each of the terms is defined in Mr. Hiner's employment agreement. Under his agreement, Mr. Hiner received an initial annual salary of $700,000, with an annual review. Any higher salary approved may not be decreased. Mr. Hiner is also to receive a bonus of up to 130% of base pay based upon mutually agreed entry, target and maximum company performance objectives.

  Owens Corning also has entered into severance arrangements with each of the other Named Executive Officers. These agreements provide for the payment of an amount equal to two times base salary plus annual incentive bonus (based on an average of the three previous years' annual incentive payments or the average of the three previous years' annual incentive targets, whichever is greater), and a payment equal to the additional lump sum pension payment that would have been made had the Named Executive Officer been three years older, with three additional years of service at the time of employment termination. The base salaries as of December 31, 1995 are as follows: Mr. Hiner $840,000, Mr. Dana $320,000, Mr. Devonshire $320,000, Mr. Campbell $275,000, and Mr. Vidalis $240,000.

PERFORMANCE GRAPH

  The Securities and Exchange Commission requires that the total return on Owens Corning's common stock be compared with the S&P 500 Stock Index and a peer group, which is illustrated in the following graph. The stock price performance shown on the graph is not necessarily indicative of future stock price performance.



                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   AMONG OWENS CORNING, S&P 500 INDEX AND DOW JONES BUILDING MATERIALS INDEX


                                                         DOW JONES
Measurement Period           OWENS          S&P          BUILDING
(Fiscal Year Covered)        CORNING        500 INDEX    MATERIALS INDEX
-------------------          ----------     ---------    ---------------
Measurement Pt-
12/31/90                     $100           $100         $100
FYE 12/31/91                 $140           $130         $135
FYE 12/31/92                 $225           $140         $171
FYE 12/31/93                 $277           $155         $210
FYE 12/31/94                 $199           $157         $168
FYE 12/31/95                 $280           $215         $230


PROPOSAL 2. APPROVAL OF AMENDMENTS TO THE STOCK PERFORMANCE INCENTIVE PLAN

  The Board of Directors recommends that stockholders approve amendments to Owens Corning's Stock Performance Incentive Plan ("SPIP") that have been adopted by the Board of Directors, subject to stockholder approval. If the amendments are approved by stockholders, stock options granted under the SPIP would be eligible to qualify as "performance-based compensation" that is exempt from the $1 million limit imposed by Section 162(m) of the Internal Revenue Code ("Code") on corporate tax deductions for certain executives' compensation. The amendments would also expand both the group of employees eligible to receive awards under the SPIP and the types of awards that may be made, extend the periods during which stock options may be exercised following termination of employment under certain circumstances, allow shares subject to awards that are forfeited or expire unexercised to again be made subject to awards, and make other changes primarily of a legal or technical nature. Except as provided above with respect to reuse of shares subject to forfeited or expired awards, the amendments DO NOT affect the number of shares available for awards.

BACKGROUND

  The SPIP was originally named the "Key Management Performance Incentive Plan". It was adopted by the Board of Directors and approved by stockholders in 1992. Thereafter, the Board changed the name of the SPIP to the "Stock Performance Incentive Plan". The amendments that are presently proposed for approval by stockholders were adopted by the Board on June 15, 1995 and, if approved by stockholders, will be effective as of that date. If not approved by stockholders, the amendments and any awards made pursuant thereto will not be given effect. As of March 13, 1996, the closing price of Owens Corning common stock in consolidated trading was $42 per share.

  The amendments to the SPIP will be approved if they receive the affirmative vote of the holders of a majority of the common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

SUMMARY OF THE AMENDED SPIP

  The following discussion describes the principal features of the amended SPIP and the principal changes made by the amendments. The description that follows is subject to and qualified by reference to the complete text of the amended SPIP, which is attached to this proxy statement as Exhibit A.

  Eligibility: All employees of the Company and its subsidiaries, including part-time employees and unionized employees, are eligible to be selected to participate in the amended SPIP. Prior to its amendment, the SPIP provided that only officers and key employees of the Company, its subsidiaries and affiliates were eligible to be selected to participate. It is estimated that, if the amendments are approved, approximately 17,000 persons will be eligible to be selected to participate. Each eligible person would not necessarily receive an award.

  Administration: The amended SPIP continues to provide that it is to be administered by the Compensation Committee of the Board of Directors, or by another committee of the Board consisting of at least two Board members who are not employees of the Company or its subsidiaries ("Committee"). The amendments provide that, unless the Board determines otherwise, the Committee shall consist exclusively of persons who qualify to administer the amended SPIP under Rule 16b-3 of the Securities and Exchange Commission ("SEC") and who are "outside directors" within the meaning of Section 162(m)(4)(C) of the Code. (SEC Rule 16b-3 as presently in effect exempts certain transactions by executive officers and directors under employee benefit plans such as the amended SPIP from the short-swing trading rules of federal securities legislation, if the plans are administered by "disinterested persons". Section 162(m)(4)(C) of the Code exempts certain performance-based compensation from the $1 million limit on the amount of certain executives' compensation which publicly traded corporations may deduct on their tax returns, provided, among other matters, the performance goals are determined by a Board committee comprised solely of "outside directors").

  The Committee is authorized to select participants from among those persons eligible, determine the size, types and time of grant of awards, determine the terms and conditions of awards, and make all other determinations necessary for the administration of the amended SPIP. To the extent permitted by law and by SEC Rule 16b-3, the Committee may delegate its administrative responsibilities with respect to the amended SPIP. The amendments provide that, unless the Committee determines otherwise, transactions by executive officers and directors under the amended SPIP are intended to qualify for the exemptions available under SEC Rule 16b-3, and awards granted to executive officers are intended to qualify as "performance-based compensation" if such qualification is necessary to preserve the company's deduction for such awards under Section 162(m) of the Code. The amendments also specifically provide that the amended SPIP is intended to give the Committee authority to grant awards that will qualify as "performance-based compensation" as well as awards that will not so qualify.

  Type of Awards: The amended SPIP continues to permit the Committee to grant stock options that qualify as incentive stock options under Section 422 of the Code ("ISOs"), stock options that do not so qualify ("NQSOs"), and restricted stock awards. The amendments also add authority for the

Committee to grant stock bonus awards. The principal terms and conditions of these awards are summarized below.

  Terms and Conditions of Stock Options: The price at which shares may be optioned under the amended SPIP, whether pursuant to an ISO or a NQSO, continues to be not less than 100% of the Fair Market Value of the shares (as such term is defined in the amended SPIP) on the effective date of the grant of the option. The option price of the shares subject to an option may be paid in cash, by using the cashless exercise procedure allowed under Federal Reserve Regulation T, or by tendering shares of Owens Corning common stock the holder of the option already owns. However, common stock must have been held by the option holder for at least six months or such other period of time as the Committee may direct before it may be used to exercise an option. Prior to the amendments, the SPIP did not authorize the Committee to prescribe a holding period other than six months for this purpose.

  No option granted under the amended SPIP may be exercisable prior to six months following the effective date of the grant of the option, except in the event of a Change of Control or Potential Change of Control of the company (as defined in the amended SPIP), nor after the tenth anniversary of the effective date of the grant of the option. Options may be exercised for up to five years (or such lesser period as the Committee may prescribe) after retirement, but not beyond the remaining term of the option. However, pursuant to the amendments, the privilege of exercising options after early retirement is not contingent on the company's consent to such retirement. The amendments also extend by six months the three year period formerly allowed by the SPIP for exercise of options following an involuntary termination of employment by the company without cause or a termination of employment by reason of death or disability. The amendments also provide that, if an optionee dies during the five year or three year-and-six-months period in which options are exercisable following termination of employment by reason of retirement or disability, the optionee's options may be exercised within the full balance of such period, or within 12 months after death, whichever period is longer. Prior to the amendments, exercise in such circumstances was limited to 12 months after death. The amendments also extend from three months to one year the period within which options may be exercised following a voluntary termination of employment. However, options continue to terminate at the time of any termination of employment for cause (as defined in the amended SPIP). The foregoing provisions of the amendments that extend the periods for exercising options after termination of employment will not apply to options outstanding prior to the effective date of the amendments unless the applicable option agreements are amended to provide otherwise.

  Options may be transferred only by will or the laws of descent and distribution. However, the amendments also add authority for the Committee to permit options to be transferred on death to a designated beneficiary.

  Terms and Conditions of Restricted Stock Awards: The amended SPIP continues to authorize the Committee to cause Owens Corning to issue shares of its common stock to eligible participants, subject to restrictions on the transferability of the shares and any other conditions and restrictions that the Committee may impose, which may include provisions calling for forfeiture of the shares if the participant fails to complete a specified period of continued employment and/or if specific company-wide, divisional and/or individual performance goals are not achieved. The recipient of a restricted stock award receives full voting and dividend rights with respect to the shares as soon as the shares are issued, even though they may be subject to restrictions and forfeiture at that time. The employee's purchase price for shares of restricted stock is equal to the par value of the shares. Except in the event of a Change of Control or Potential Change of Control, the restrictions may not lapse prior to six months following the effective date of grant of the restricted stock. Under the amendments, the Committee may provide for the restrictions to lapse prior to their scheduled lapse date in the event of death, disability, retirement or other designated termination of employment. Prior to the amendments, the SPIP provided that restricted shares were forfeited if employment terminated for any reason except for special hardship circumstances, and provided only that, in the case of special hardship circumstances of an employee whose employment was involuntarily terminated without cause, the Committee could waive the restrictions.

  Terms and Conditions of Stock Bonus Awards: Under the amendments, the Committee may cause Owens Corning to issue shares of its common stock, or pay an amount of cash that is determined by reference to the Fair Market Value of shares of common stock, to any eligible employee, subject to such terms and conditions (if any) as the Committee may impose. Such shares may be issued or cash paid at the time the award is granted, at any subsequent time, or in installments from time to time, as the Committee may determine. The issuance of such shares or payment of cash may but need not be contingent on the employee's completion of a specified period of continued employment, the achievement of specific company-wide, divisional and/or individual performance goals, and/or the satisfaction of other conditions specified by the Committee. If such shares are not issued or such cash is not paid at the time the award is made, the Committee may but need not provide for the company to pay additional amounts equivalent to the dividends the employee would have received if such shares (or the shares on which the amount of cash payable is based) had been issued to the employee at the time the award was made.

  Change of Control: The amended SPIP continues to provide that the date on which awards become nonforfeitable, exercisable and payable will accelerate in the event of a Change of Control or Potential Change of Control (as such terms are defined in the amended SPIP) unless the Committee determines that an acquiror will honor the awards or substitute awards of equal value. The amended SPIP also continues to provide that the Committee may provide for awards to be cashed out in such event, based on the highest price of Owens Corning common stock in the 60 days before the Change of Control or Potential Change of Control (including the price paid in any transaction related to the Change of Control or Potential Change of Control). The amended SPIP also continues to provide for Owens Corning to pay participants amounts sufficient (after taxes) to pay any excise taxes imposed on them under the golden parachute tax provisions of the Code as a result of the acceleration of their awards. Under the amended SPIP a Change of Control is defined, generally speaking, as the acquisition by a third party of shares representing 15% or more of the total voting power of Owens Corning's outstanding securities, a change in a majority of the Board of Directors without the approval of the Board, the occurrence of a transaction requiring stockholder approval for the acquisition of Owens Corning or its assets, or the occurrence of certain "going private" transactions. A Potential Change of Control is deemed to occur if Owens Corning enters into an agreement which, if consummated, would result in a Change of Control, or if a third party acquires shares representing 5% or more of the total voting power and the Board adopts a resolution to the effect that a Potential Change of Control has occurred for purposes of the amended SPIP. These definitions are substantially the same as under the SPIP prior to the amendments, except that prior to the amendments the acquisition by a third party of shares constituted a Change of Control only if the shares represented at least 20% of the total voting power of Owens Corning's outstanding securities, a percentage that was reduced to 15% by the amendments. Also, the amendments added authority for the Committee to exclude from the definition of Change of Control and Potential Change of Control with respect to any particular participant any transaction in which the participant acts in a capacity other than as an employee, officer or director of Owens Corning or its subsidiaries or affiliates.

  Shares Reserved: The amended SPIP continues to provide that an amount of Owens Corning common stock equal to two percent (2%) of the outstanding common stock at the beginning of each calendar year will be available for awards under the amended SPIP. However, only 25% of that amount, representing 0.5% of the common stock outstanding at the beginning of the year, may be used for stock bonus awards, including awards of restricted stock. Prior to the amendments, the 0.5% limitation applied only to awards of restricted stock (which were the only awards other than options authorized by the SPIP). As in the past, the amended SPIP permits unused shares from a particular year's allocation to be carried over for up to three years following the year for which they were authorized and also permits the Committee to borrow up to 25% of a succeeding year's authorization.

  The amendments also added a provision that the number of shares that are subject to a stock bonus award shall be charged against the number of shares available for grants under the amended SPIP, whether the award is settled in the form of cash or shares. However, the amendments also provide that the shares that are subject to an award (including a stock bonus award that is to be settled in cash) which expires or terminates without having been paid or exercised, or which is cancelled or forfeited, shall be added to the number of shares available for grant under the amended SPIP in the calendar year in which the award expires, terminates or is cancelled or forfeited. The number of shares that would have been added to the number of shares available under the SPIP in 1995 if this provision had been in effect throughout that year is 56,624, of which 35,017 are attributable to awards that expired or terminated, or were cancelled or forfeited, since the effective date of the amendments and that will be added to the number of shares available in 1995 if stockholders approve this Proposal 2.

  The amendments added a provision that the maximum number of shares with respect to which stock options may be granted to any eligible employee in any calendar year is 25% of the total number of shares available for grant under the amended SPIP in such calendar year. The amendments also added a 500,000 share limit on the number of shares which may be issued pursuant to ISOs under the amended SPIP.

  The amendments also state expressly that the amended SPIP is not intended to preclude the establishment or continuation of, or be a substitute for, any other employee compensation plan, practice or arrangement which Owens Corning now has or may hereafter put into effect, including, without limitation, any retirement, incentive compensation, stock purchase, stock option or stock bonus plan. The company presently has several other compensation and benefit plans pursuant to which shares may be issued independently of the amended SPIP and without reference to its terms, and may institute additional such plans in the future.

  Term of SPIP: The amended SPIP continues to provide that no award may be granted thereunder after April 30, 2002. However, the amended SPIP will continue in effect after that date with respect to previously granted awards that remain outstanding after that date.

  Amendment: The Board of Directors may amend the amended SPIP in any respect without stockholder approval, unless stockholder approval is required by the Code, by any applicable exemption from the short-swing trading provisions of Federal securities legislation for which Owens Corning intends transactions by officers to qualify, by any applicable stock exchange, or by law. The Board may also terminate the amended SPIP at any time. Prior to the amendments, the SPIP specifically required any SPIP amendment to be approved by stockholders if it would increase the total amount of shares which could be issued under the SPIP, change the class of employees eligible to participate, materially increase the cost of the SPIP or the benefits to participants, or extend the maximum period after the date of grant during which options could be exercised.

  Grants to Date: The following table sets forth the number of shares relating to awards that have been granted to date under the amended Stock Performance Incentive Plan, including the Long-Term Performance Incentive Plan terms established thereunder, certain of which are described and proposed for approval by stockholders under "Proposal 3--Approval of Long-Term Performance Incentive Plan", which appears on page 25 of this proxy statement.

                               NEW PLAN BENEFITS

                   Amended Stock Performance Incentive Plan

                                                              LONG-TERM PERFORMANCE INCENTIVE PLAN (LTPIP)
                                                                                 TERMS
                                                             ----------------------------------------------
                         NUMBER OF    WEIGHTED                                   NUMBER OF
                           SHARES      AVERAGE                  NUMBER OF       PERFORMANCE-
                         UNDERLYING   EXERCISE    NUMBER OF      PHANTOM        ACCELERATED
                          OPTIONS       PRICE     RESTRICTED   PERFORMANCE       RESTRICTED       DOLLAR
   NAME AND POSITION        (#)     PER SHARE ($) SHARES (#) SHARES (#)(1)(2) SHARES (#)(1)(2) VALUE ($)(3)
   -----------------     ---------- ------------- ---------- ---------------- ---------------- ------------
Glen H. Hiner...........  105,000       40.61       16,500        29,500                0            -
 Chairman and Chief
 Executive Officer
Charles H. Dana.........   35,000       40.61        4,400         7,300                0            -
 Executive Vice
 President
David W. Devonshire.....   35,000       40.61        4,400         7,300                0            -
 Senior Vice President
 and Chief Financial
 Officer
Christian L. Campbell...   29,500       40.45        3,700         5,700                0            -
 Senior Vice President,
 General Counsel and
 Secretary
Efthimios O. Vidalis....   30,000       41.13        3,500         7,300                0            -
 Vice President and
 President--Composites
Executive Group
 (including Named
 Executive Officers)
 (12 people)............  407,500       40.62       53,400        96,500                0            -
Non-Executive Officer
 Employee Group.........  367,950       40.74       40,400             0           92,700            -

--------
(1) Awards to Mr. Hiner were pursuant to the Long-Term Performance Incentive Plan terms which are the subject of Proposal 3 of the proxy statement; awards to other participants were pursuant to generally less restrictive Long-Term Performance Incentive Plan terms.
(2) Represents the aggregate award opportunity for the performance periods ending December 31, 1997 and 1998 if there is no interruption in the participant's employment and specified target levels of performance are attained but not exceeded. If maximum levels of performance are attained or exceeded, under the LTPIP the participant will earn 150% of the number of shares shown in the table. If minimum levels of performance are not attained, none of the shares will be earned by Mr. Hiner; awards to other participants will be earned if there is no interruption in the participant's employment within seven years after the close of the performance period. Earned phantom performance shares will be paid in the form of cash; if more than 100% of the performance-accelerated restricted shares are earned, the excess over 100% will be satisfied through the issuance of additional shares.
(3) The LTPIP awards shown are subject to substantial continued employment and future performance contingencies, as noted above, and have no readily ascertainable value unless and until those contingencies are satisfied.

  The additional number of shares that will be received by or allocated to any person in the future, or that would have been received by or allocated to any person if the amended SPIP, including the LTPIP, had been in effect throughout the last completed fiscal year, is not determinable at the present time, as all such determinations are to be made by the Committee in its sole discretion.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the principal United States Federal income tax consequences of awards under the amended SPIP and is based on Federal income tax laws currently in effect. This summary does not purport to be a complete description of such Federal income tax consequences, or to describe state, local or foreign tax consequences.

  Limitation on Corporate Deductions for Certain Executives' Compensation:
Under Section 162(m) of the Code, the amount which the company may deduct on its tax returns for compensation paid to certain "covered employees" (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, certain compensation, including compensation that qualifies as "performance-based compensation", is not subject to the $1 million deduction limit. As mentioned under "Administration" above, the amendments authorize the Committee to grant awards that qualify as "performance-based compensation" as well as awards that do not. As a result, the company may not be entitled to any deduction mentioned below if the individual in question is a "covered employee", the amount in question does not qualify as "performance-based compensation", and the amount in question, when added to the covered employee's other taxable compensation that is not "performance-based" in the same taxable year, exceeds $1 million. At the present time, the company anticipates that any stock options that are granted under the amended SPIP will qualify as "performance based compensation".

  Effect of Change of Control: Under the golden parachute tax provisions of the Code, if compensatory payments made to certain officers, employees and shareholders, including the vesting of stock options, restricted shares and stock bonus awards, are contingent, or are deemed to be contingent, on a change in control of a publicly-traded corporation, and if the value of such payments exceeds certain limits, the person who receives such payments may be subject to a 20% excise tax on all or a portion of the payments, payable in addition to ordinary income taxes, and the corporation may be denied a deduction for the portion of the payments which is subject to such excise tax. If a change in control of the company occurs, awards under the amended SPIP that are deemed to be contingent on the change in control may be subject to such excise tax, in whole or in part, and may be nondeductible by the company. The tax summaries that follow do not reflect the potential application of these Code provisions in the event of a change in control. If any payments to cover excise taxes are made pursuant to the provisions described under "Change of Control" above, all of such payments will be subject to such excise tax and will be nondeductible by the company.

  Stock Options: There are no Federal income tax consequences either to the optionee or the company upon the grant of an ISO or a NQSO. If shares are purchased under an ISO (i.e., an ISO is exercised) during employment or within three months thereafter, the optionee will not recognize any income and the company will not be entitled to a deduction in respect of the option exercise. However, the excess of the fair market value of the shares on the date of such exercise over the purchase price of the shares under the option will be includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee in the year of exercise. Generally, if the optionee disposes of shares purchased under an ISO within two years of the date of grant or one year of the date of exercise of the ISO, the optionee will recognize ordinary income, and the company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount realized by the optionee on the disposition of the shares) over the purchase price of such shares. Any gain after the date on which the optionee purchased the shares will be treated as capital gain to the optionee and will not be deductible by the company. If the shares are disposed of after the two year and one year periods mentioned above, the company will not be entitled to any deduction, and the entire gain or loss realized by the optionee will be treated as capital gain or loss.

  When shares are purchased under a NQSO, the excess of the fair market value of the shares on the date of purchase over the purchase price of such shares under the option will generally be taxable to the optionee as ordinary income and deductible by the company. The disposition of shares purchased under a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the company.

  Restricted Stock Awards: An employee to whom restricted stock is issued will not recognize taxable income at the time the restricted stock is issued unless the employee makes a special election in accordance with applicable Treasury regulations to be taxed (at ordinary income rates) on the fair market value of the shares at that time (with fair market value determined for this purpose without regard to any restrictions other than restrictions, if any, which by their terms will never lapse), in which case the company would be entitled to a deduction at the same time equal to the amount of income realized by the employee but would not be entitled to deduct any dividends thereafter paid on the shares. Absent such an election, an employee who has been awarded restricted stock will not recognize taxable income until the shares become transferable or cease to be subject to a substantial risk of forfeiture, at which time the recipient will recognize ordinary income and the company will be entitled to a corresponding deduction equal to the excess of the fair market value of the shares at that time over the amount (if any) paid by the recipient for the shares. Dividends paid to the recipient on the restricted stock prior to that time will be ordinary compensation income to the recipient and deductible by the company.

  Stock Bonus Awards: An employee who receives cash or shares of Owens Corning common stock in payment of a stock award will generally recognize ordinary income equal to the sum of the cash and the fair market value of the shares received, and the company will generally be entitled to a corresponding deduction from its income.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

PROPOSAL 3. APPROVAL OF LONG-TERM PERFORMANCE INCENTIVE PLAN

  As indicated in the previous proposal, under Section 162(m) of the Code, the amount which Owens Corning may deduct on its tax returns for compensation paid to certain "covered employees" (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as "performance-based compensation" is not subject to the $1 million deduction limit. In order for compensation to qualify as "performance-based" for this purpose, it must meet certain conditions, one of which is that the material terms of the performance goal under which the compensation is to be paid must be disclosed to and approved by stockholders. The terms of the Long-Term Performance Incentive Plan ("LTPIP") that are set forth in Exhibit B to this Proxy Statement ("LTPIP Terms") are being submitted to stockholders for approval so that any compensation paid pursuant to those terms will qualify as "performance-based" and be deductible by the company. The description of the LTPIP Terms that follows is subject to and qualified by reference to the complete text of the LTPIP Terms set forth in Exhibit B.

  The Compensation Committee adopted the LTPIP Terms pursuant to its authority to make awards under the amended SPIP and to prescribe rules and regulations for the administration of the amended SPIP. Awards made pursuant to the LTPIP Terms are governed by and charged against the limits set forth in the amended SPIP, and are intended to qualify as "stock bonus awards" under the amended

SPIP. The vesting and payment of any awards under the LTPIP Terms is contingent on stockholder approval of the amendments to the SPIP described in Proposal 2. In addition, payment of any award pursuant to the LTPIP Terms is contingent on stockholder approval of this Proposal 3.

  The persons who are eligible to be selected to participate in the LTPIP Terms are employees of Owens Corning and its subsidiaries who are executive officers of the company whose remuneration for any performance period covered by the LTPIP Terms the Committee anticipates would not be deductible by the company in whole or in part unless the remuneration qualifies as "performance-based" under Section 162(m)(4)(C) of the Code, including members of the Board of Directors who are such employees. At the present time, only one person, Mr. Hiner, is eligible to be selected to participate. However, approximately 50 other officers of the company are eligible to be selected to receive similar awards on Long-Term Performance Incentive Plan terms that are generally less restrictive than the LTPIP Terms. Under the LTPIP Terms, the Committee selects participants and determines the size of their awards.

  Under the LTPIP Terms, participants are awarded the opportunity to receive the cash value of up to a specified number of shares of Owens Corning common stock after the close of a designated performance period if specified performance objectives established by the Committee are attained during the performance period and if there is no interruption of the participant's employment during that period ("Phantom Performance Shares"). The cash value of each Phantom Performance Share that is earned is equal to the fair market value of a share of common stock on the date, after the close of the performance period, when the Committee certifies that the performance goals for that period have been satisfied. If the Committee so provides at the beginning of a performance period, shares of Owens Corning common stock may be issued in payment of the Phantom Performance Shares, in lieu of cash.

  No later than 90 days after the commencement of each performance period (or by such other deadline as may apply under Section 162(m)(4)(C) of the Code or the Treasury regulations thereunder), the Committee will select participants and establish in writing the performance goals for that performance period as well as the method for computing the number of Phantom Performance Shares which each participant in the LTPIP Terms will earn if such performance goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. Participants pay no cash consideration for awards under the LTPIP Terms.

  The first performance period under the LTPIP Terms commenced on July 1, 1995 and ends on December 31, 1997, and the second performance period commenced on January 1, 1996 and ends on December 31, 1998. New performance periods of three years' duration each will commence on January 1, 1997 and on each subsequent anniversary of that date. An eligible employee may (but need not) be selected to participate in each new performance period.

  The maximum number of Phantom Performance Shares which any eligible participant may be given the opportunity to earn under the LTPIP Terms in any single performance period is 50,000 Phantom Performance Shares.

  The performance goals for any performance period may be based on any of the following criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: sales growth, earnings per share growth, cash flow, cash flow from operations, operating profit growth, net income growth, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital, and total shareholder return. The foregoing terms shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of asbestos activities and settlements. Any of the foregoing criteria may apply to a participant's Phantom Performance Shares in their entirety or to any designated portion of the Phantom Performance Shares, as the Committee may specify. Unless the Committee determines otherwise at any time prior to payment of any Phantom Performance Shares, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Phantom Performance Shares will be either excluded or included in calculating the number of such Shares that have been earned, whichever will produce the higher award. This provision is included in the LTPIP Terms because awards may qualify as "performance-based compensation" under Section 162(m) of the Code if the Committee has discretion to reduce an award, but not if the Committee has discretion to increase an award.

  The performance goals that have been established by the Committee for the first performance period are based on return on net assets ("RONA"), cash flow from operations, and sales growth. The performance objectives for the second performance period are based on RONA, earnings per share growth, and sales growth. The portion of the Phantom Performance Shares that is based on sales growth will be earned only if the minimum RONA goal is also attained.

  Under the LTPIP Terms, any award may be paid only if and to the extent it is earned on account of the attainment of the performance goals applicable to such award (including continued employment during the performance period). The only exceptions to this rule apply if employment terminates by reason of death or disability during a performance period, in which case a prorated award will be paid after the close of the performance period, or if a Change of Control (as defined in the amended SPIP) occurs during a performance period, in which case the maximum award may be paid. If a participant's employment terminates for any reason other than death or disability during a performance period, any outstanding award previously granted to the participant for such performance period will be forfeited. However, a prorated award may also be paid after the performance period if employment terminates by retirement during the performance period, but only if such a payment will not prevent awards from qualifying as "performance-based" compensation in the absence of any termination of employment. Under the LTPIP Terms, the Committee may not increase the amount of compensation payable in respect of an award upon attainment of the performance goals.

  The Committee may amend or terminate the LTPIP Terms without stockholder approval at any time. However, as noted above, the LTPIP Terms are in all events governed by and subject to the terms and conditions of the amended SPIP, which, as indicated in Proposal 2 above, may be amended only by the Board of Directors or by the Board and the stockholders.

  Awards that have been made to date pursuant to the LTPIP Terms are included in the "New Plan Benefits" table that appears on page 23 of this proxy statement. Awards that were made during 1995, for the first performance period, also are included in the "Long-Term Incentive Plans" table that appears on page 15 of this proxy statement. The additional number of Phantom Performance Shares that will be received by or allocated to any person in the future, or that would have been received by or allocated to any person if the LTPIP Terms, including the amended SPIP, had been in effect throughout the last completed fiscal year, is not determinable at the present time, as all such determinations are to be made by the Committee in its sole discretion.

  The LTPIP Terms will be approved if they receive the affirmative vote of the holders of a majority of the common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

PROPOSAL 4. APPROVAL OF CORPORATE INCENTIVE PLAN

  As indicated in the two previous proposals, under Section 162(m) of the Code, the amount which Owens Corning may deduct on its tax returns for compensation paid to certain "covered employees" (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as "performance-based compensation" is not subject to the $1 million deduction limit. In order for compensation to qualify as "performance-based" for this purpose, it must meet certain conditions, one of which is that the material terms of the performance goal under which the compensation is to be paid must be disclosed to and approved by stockholders. The terms of the Corporate Incentive Plan ("CIP") that are set forth in Exhibit C to this Proxy Statement ("CIP Terms") are being submitted to stockholders for approval so that any compensation paid pursuant to those terms will qualify as "performance-based" and be deductible by the company. The description of the CIP Terms that follows is subject to and qualified by reference to the complete text of the CIP Terms set forth in Exhibit C.

  Payment of any awards pursuant to the CIP Terms is contingent on stockholder approval of this Proposal 4. If such approval is not obtained, no awards will be paid under the CIP Terms.

  The persons who are eligible to be selected to participate in the CIP Terms are employees of Owens Corning and its subsidiaries who are executive officers of the company whose annual incentive compensation for any taxable year of the company commencing on or after January 1, 1995 the Committee anticipates would not be deductible by the company in whole or in part unless the incentive compensation qualifies as "performance-based" under Section 162(m)(4)(C) of the Code, including members of the Board of Directors who are such employees. At the present time, only one person, Mr. Hiner, is eligible to be selected to participate. However, approximately 1,100 other officers and employees of the company are eligible to be selected to participate in similar annual incentive compensation arrangements on Corporate Incentive Plan terms that are generally less restrictive than the CIP Terms. Under the CIP Terms, the Committee selects participants and determines the amount of their award opportunities.

  Under the CIP Terms, participants are awarded the opportunity to receive specified payments after the close of each taxable year if specified performance objectives established by the Committee are attained during the year and if there is no interruption of the participant's employment during that year. Unless the Committee provides otherwise, all payments pursuant to the CIP Terms are to be made in cash when the Committee certifies that the performance goals for the year have been satisfied. However, the Committee may provide for the payments to be deferred and/or paid in the form of shares of Owens Corning common stock.

  No later than 90 days after the commencement of each year commencing on or after January 1, 1995 (or by such other deadline as may apply under Section 162(m)(4)(C) of the Code or the Treasury regulations thereunder), the Committee will select the persons who will participate in the CIP Terms in such year and establish in writing the performance goals for that year as well as the method for computing the amount of compensation which each such participant will be paid if such performance goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. Participants pay no cash consideration for awards under the CIP Terms, except par value of any shares of common stock awarded.

  The CIP Terms apply to the year commencing January 1, 1995 and they will continue to apply to subsequent years unless and until terminated by the Committee in accordance with the provisions of the CIP Terms. An eligible employee may (but need not) be selected to participate each year.

  The maximum dollar amount that may be paid to any participant under the CIP Terms for any year is equal to 200% of the participant's annual rate of salary at the time the Committee establishes the performance goal for the year or, if later, on January 1 of the year. The maximum dollar amount that may be paid under the CIP Terms is reduced by the amount of any annual incentive compensation to which the participant is contractually entitled for the year and may not exceed $1.9 million.

  Under the CIP Terms, the performance goals for any year may be based on any of the following criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: sales, net asset turnover, earnings per share, cash flow, cash flow from operations, operating profit, net income, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital, and total shareholder return. The foregoing terms shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of asbestos activities and settlements. Any of the foregoing criteria may apply to a participant's award opportunity for any year in its entirety or to any designated portion of the award opportunity, as the Committee may specify. Unless the Committee determines otherwise at any time prior to payment of a participant's award under the CIP Terms for any year, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the award will be either excluded or included in calculating the award earned, whichever will produce the higher award. This provision is included in the CIP Terms because awards may qualify as "performance-based compensation" under Section 162(m) of the Code if the Committee has discretion to reduce an award, but not if the Committee has discretion to increase an award.

  The performance goals that were established by the Committee for 1995 were based on sales, cash flow, and earnings per share. The performance goals that the Committee has established for 1996 are also based on those criteria.

  Awards may be paid under the CIP Terms for any year only if and to the extent the awards are earned on account of the attainment of the performance goals applicable to such year (including continued employment during the year). The only exceptions to this rule apply if employment terminates by reason of death or disability during a year, in which case a prorated award may be paid, or if a Change of Control (as defined in the amended SPIP) occurs during a year, in which case an award equal to one half of the participant's participating salary (as determined by the Committee) or, if higher, an award based on projected performance will be paid. If a participant's employment terminates for any reason other than death or disability during a year, any award for such year will be forfeited. However, a prorated award may also be paid after the year if employment terminates by retirement during the year, but only if such a payment will not prevent awards from qualifying as "performance-based" compensation in the absence of any termination of employment. The Committee may not increase the amount of compensation payable under the CIP Terms upon attainment of the performance goals.

  The Committee may amend or terminate the CIP Terms without stockholder approval at any time.

  The following table sets forth the award that will be paid pursuant to the CIP Terms for 1995, as well as the award that will be paid pursuant to the CIP Terms in 1997 if the target performance goals established by the Committee for 1996 are attained and there is no interruption of Mr. Hiner's employment during that year. These awards are payable only if stockholders approve this Proposal 4.

                               NEW PLAN BENEFITS


                                   CIP Terms

                                                            DOLLAR VALUE ($)
                                                         -----------------------
                                                                     1996 TARGET
                                                            1995        AWARD
NAME AND POSITION                                           AWARD    OPPORTUNITY
-----------------                                        ----------- -----------
Glen H. Hiner, Chairman and Chief Executive Officer..... $1,400,000* $764,400**
Executive Group (1 person).............................. $1,400,000* $764,400**

--------
*Represents the award earned for plan year 1995. Under the CIP Terms, the amount payable will be reduced by $1,064,700, the amount to which Mr. Hiner is contractually entitled pursuant to his employment agreement. These amounts are reflected in the Summary Compensation Table that appears on page 13 of this proxy statement.
**Represents the target award opportunity for plan year 1996 based upon Mr.
   Hiner's current salary if there is no interruption in Mr. Hiner's employment and specified target levels of performance are attained but not exceeded. If maximum levels of performance are attained or exceeded, Mr. Hiner's opportunity will equal 200% of the amount shown in the table. If minimum levels of performance are not attained, none of the amount shown in the table will be earned. Amounts earned are subject to reduction at the discretion of the Compensation Committee and are also reduced by the amount of any annual incentive compensation to which Mr. Hiner may be contractually entitled pursuant to his employment agreement.

  Any other amounts that will be received by or allocated to any person in the future pursuant to the CIP Terms are not determinable at the present time, as all such determinations are to be made by the Committee in its sole discretion, subject to the provisions of the CIP Terms.

  The CIP Terms will be approved if they receive the affirmative vote of the holders of a majority of the common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4.

PROPOSAL 5. APPROVAL OF THE ACTION OF THE BOARD OF DIRECTORS IN SELECTING ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors upon the recommendation of the Audit Committee has selected the firm of Arthur Andersen LLP as independent public accountants for Owens Corning for the year 1996. That firm has acted as independent public accountants for Owens Corning since 1938. If the stockholders do not approve this selection, the Board of Directors will select and employ some other firm of well-known independent public accountants for 1996.

  Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to stockholders' questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 5.

OTHER MATTERS

  The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters come before the meeting, it is intended that the holders of the proxies will vote on them in their discretion.

STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  In order to be considered for inclusion in Owens Corning's proxy statement and form of proxy relating to the 1997 annual meeting of stockholders, a stockholder proposal must be received by the Secretary of Owens Corning at Owens Corning World Headquarters, Toledo, Ohio 43659 on or before November 21, 1996. The Corporate Governance Committee will consider nominees for the Board recommended by stockholders. Any stockholder desiring to recommend a nominee should write to the Secretary of Owens Corning at the address shown above.

ANNUAL REPORT

  An annual report including financial statements for the year ended December 31, 1995 has been mailed to all stockholders of record as of February 21, 1996, the Record Date for the Annual Meeting.

FORM 10-K REPORT

  OWENS CORNING WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO WAS A BENEFICIAL OWNER OF COMMON STOCK ON FEBRUARY 21, 1996 A COPY OF OWENS CORNING'S ANNUAL REPORT ON FORM 10-K FOR 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE ADDRESSED TO CUSTOMER SERVICE, OWENS CORNING, DOCUMENT CENTER 3, 801 WASHINGTON, TOLEDO, OHIO 43624-1905.

SOLICITATION OF PROXIES

  Proxies will be solicited on behalf of the Board of Directors by mail, telephone, or in person. Solicitation costs will be paid by Owens Corning. Copies of proxy material and of the 1995 Annual Report will be supplied to banks, brokerage houses and other custodians, nominees and fiduciaries for the purpose of soliciting proxies from beneficial owners. Owens Corning will reimburse such parties for their reasonable expenses in this effort.

  Owens Corning has employed Georgeson & Co., Inc. to assist in soliciting proxies at a fee of $15,000, plus distribution costs and other expenses.

VOTING PROCEDURES

  The holders of a majority of shares entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum. All shares represented by duly executed proxies will be voted for the election of the nominees named in Proposal 1 as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. If for any unforeseen reason any of such nominees should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate or candidates as may be nominated by the Board of Directors. With respect to Proposals 2 through 5, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted for each such proposal. Broker non-votes will have no effect on the outcome of Proposals 1 through 5. Abstentions will have no effect on Proposals 1 and 5 but will have the same effect as votes against with respect to Proposals 2 through 4.

VOTING SECURITIES

  Stockholders of record at the close of business on February 21, 1996 will be eligible to vote at the Annual Meeting. The voting securities of Owens Corning consist of its $0.10 par value common stock, of which 51,417,297 shares were outstanding on the Record Date. Each share outstanding on the Record Date will be entitled to one vote.

                                                                    EXHIBIT (A)

                      OWENS-CORNING FIBERGLAS CORPORATION
                       STOCK PERFORMANCE INCENTIVE PLAN
                         (AS AMENDED ON JUNE 15, 1995)

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

  1.1 Establishment of the Plan. Owens-Corning Fiberglas Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Owens-Corning Fiberglas Corporation Stock Performance Incentive Plan" (such Plan as amended from time to time being hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Stock Bonuses (including Phantom Stock Bonuses and Restricted Stock).

  The Board of Directors of the Company approved the Plan on January 23, 1992, subject to ratification by an affirmative vote of a majority of Shares of Common Stock present and entitled to vote at the 1992 Annual Stockholders Meeting. Following such ratification, the Plan became effective May 1, 1992 (the "Effective Date"). The Board of Directors of the Company thereafter amended the Plan on June 15, 1995, subject to stockholder approval of the amendments at the 1996 Annual Stockholders Meeting. Provided such approval is obtained, the Plan as so amended is effective as of June 15, 1995, and shall remain in effect as provided in Section 1.3 herein.

  1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

  1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 9 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Plan's Effective Date.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

  2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

    (a) "Affiliates" means any corporation (other than a Subsidiary), partnership, joint venture, or any other entity in which the Company owns, directly or indirectly, at least a ten percent (10%) Beneficial Ownership interest.

    (b) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options or Stock Bonuses (including Phantom Stock Bonuses and Restricted Stock).

    (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

    (d) "Board" or "Board of Directors" means the Board of Directors of Owens-Corning Fiberglas Corporation.

    (e) "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company, including any Subsidiary, Parent, or Affiliate.

    (f) "Change of Control" of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

      (i) Any Person (other than the Company, any Company employee benefit plan (including its trustee), any Person acting on behalf of the Company in a distribution of stock to the public, or any entity owned directly or indirectly by the stockholders (immediately prior to such transaction) of the Company in substantially the same proportions as their ownership of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors; or

      (ii) The occurrence of any transaction or event relating to the Company that is required to be reported in response to the requirements of Item 5(f) of Schedule 13E-3 of Regulation 13A of the Exchange Act; or

      (iii) When, during any period of two (2) consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company, cease for any reason other than death to constitute at least a majority thereof, unless each Director who was not a Director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds ( 2/3rds) of the Directors at the beginning of such period, provided that any Director elected by or on the recommendation of at least two-thirds ( 2/3rds) of the Directors at the beginning of any such two (2) year period shall be treated as if he or she had been a Director at the beginning of such period; or

      (iv) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

    (g) "Change-of-Control Price" means the highest price per Share of Company Common Stock paid in any transaction reported on the New York Stock Exchange Composite Tape, or paid in any transaction related to a Potential or actual Change of Control of the Company at any time during the preceding sixty (60) calendar day period, as determined by the Committee.

    (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (i) "Committee" means the committee of two (2) or more Directors appointed by the Board to administer the Plan, as further provided in
  Article 3 herein. When used herein, "Committee" shall also include any person or persons to whom the Committee's authority has been lawfully delegated pursuant to Article 3.

    (j) "Company" means Owens-Corning Fiberglas Corporation, a Delaware corporation, and any successor thereto as provided in Article 14 herein.

    (k) "Director" means any individual who is a member of the Board of Directors of the Company.

    (l) "Disability" or "Disabled" means disability as determined under the long-term disability program of the Company, a Subsidiary or Affiliate applicable to the Employee.

    (m) "Employee" means any employee of the Company or a Subsidiary, including part time employees and employees who are represented by a collective bargaining agent with respect to such employment.

    (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

    (o) "Fair Market Value" means, as of any given date, (i) with respect to Incentive Stock Options, the closing sale price of the Stock on such date on the New York Stock Exchange Composite Tape; and (ii) with respect to Nonqualified Stock Options and any other Awards under the Plan not related to Incentive Stock Options, the closing sale price of the Stock on such date on the New York Stock Exchange Composite Tape, or, if (and only if) the Committee in its discretion so specifies, the average on such date of the closing price of the Stock on each day on which the Stock is traded over a period of up to 20 trading days immediately prior to such date. However, if the foregoing method of determining Fair Market Value is not consistent with any then applicable regulations of the U.S. Secretary of the Treasury, then Fair Market Value shall be determined in accordance with those regulations.

    (p) "Incentive Stock Options" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which the Committee designates as an Incentive Stock Option and is intended by the Committee to qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code.

    (q) "Insider" shall mean an Employee whose transactions in equity securities of the Company are, at the time an Award is made under this Plan, subject to Section 16 of the Exchange Act.

    (r) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended by the Committee to qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code.

    (s) "Option" or "Stock Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under Article 6 herein.

    (t) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee, and as further described in Section 6.3 herein.

    (u) "Parent" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

    (v) "Participant" means a current or former eligible Employee who has outstanding an Award granted under the Plan.

    (w) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

    (x) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d)(3) and 14(d)(2) thereof, including a "group" as defined in Section 13(d).

    (y) "Phantom Stock Bonus Award" means an amount of cash that is determined by reference to the Fair Market Value of a designated number of Shares, which is paid to an Employee or which the Committee agrees to pay to an Employee in the future in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the payment date, subject to such terms and conditions (if any) as the Committee may impose. Phantom Stock Bonus Awards are a specific type of Stock Bonus Award.

    (z) "Potential Change of Control" of the Company shall mean the occurrence of one or more of the following:

      (i) The entering into an agreement by the Company, the consummation of which would result in a Change of Control; or

      (ii) The acquisition of Beneficial Ownership, directly or indirectly, by any Person (other than the Company, any Company employee benefit plan (including its trustee), any Person acting on behalf of the Company in a distribution of stock to the public, or any entity owned directly or indirectly by the stockholders (immediately prior to the acquisition) of the Company in substantially the same proportions as their ownership of the Company) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's then outstanding securities, and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

    (aa) "Restricted Stock" means an Award granted to a Participant pursuant to Article 7 herein.

    (bb) "Retirement" means termination of employment with the Company, its Subsidiaries and Affiliates at or after attainment of age 55 with a vested retirement benefit under a pension plan of the Company, a Subsidiary or Affiliate.

    (cc) "Share(s)" or "Stock" means the Shares of common stock, $0.10 par value, of Owens-Corning Fiberglas Corporation.

    (dd) "Stock Bonus Award" means Shares, or an amount of cash that is determined by reference to the Fair Market Value of Shares, which is distributed or paid to an Employee or which the Committee agrees to distribute or pay in the future in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the distribution or payment date, subject to such terms and conditions (if any) as the Committee may impose. The amount of any Stock Bonus Award payable in Shares may but need not be determined by reference to the Fair Market Value of Stock. Phantom Stock Bonus Awards and Restricted Stock Awards are specific types of Stock Bonus Awards.

    (ee) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

    (ff) "Year" or "Plan Year" means each consecutive twelve (12) month period beginning January 1 and ending December 31.

  2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

  2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

  3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors who are not Employees. Unless the Board determines otherwise, the Committee shall be comprised exclusively of Directors who are not Employees and who (i) qualify to administer the Plan under Rule 16b-3 under the Exchange Act as such Rule may be in effect from time to time ("SEC Rule 16b-3"), and (ii) are "outside directors" within the meaning of Section 162(m)(4)(C) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

  3.2 Authority of the Committee. The Committee shall have full power, subject to the provisions herein, to select Employees to whom Awards are granted; to determine the size, types, and frequency of Awards granted hereunder; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to establish and administer any performance goals applicable to awards hereunder and to certify that any such goals are attained; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law, and to the extent allowable by SEC Rule 16b-3, the Committee may delegate its authorities as identified hereunder.

  3.3 Rule 16b-3 Requirements; Code Section 162(m). Any provision of the Plan to the contrary notwithstanding: (i) the Committee may impose such conditions on any Award as it may determine, on the advice of counsel, are necessary or desirable to satisfy any exemption from Section 16 of the Exchange Act for which the Company intends transactions by Insiders to qualify, including without limitation SEC Rule 16b-3; (ii) transactions by or with respect to Insiders shall comply with any applicable conditions of SEC Rule 16b-3 unless the Committee determines otherwise; (iii) transactions with respect to persons whose remuneration would not be deductible by the Company but for compliance with the provisions of Section 162(m)(4)(C) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code unless the Committee determines otherwise; (iv) the Plan is intended to give the Committee the authority to grant awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as awards that do not so qualify; and (v) any provision of the Plan that would prevent the Committee from exercising the authority referred to in clause (iv) above or that would prevent an award that the Committee intends to qualify as performance-based compensation under Code
Section 162(m)(4)(C) from so qualifying or that would prevent any transaction by or with respect to an Insider from complying with any applicable condition of SEC Rule 16b-3 with which the Committee intends such transaction to comply, or that would prevent any transaction by or with respect to an Insider from qualifying for any exemption from Section 16 of the Exchange Act for which the Company intends such transaction to qualify (including SEC Rule 16b-3), shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

  3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

  4.1 Number of Shares. Subject to adjustment as provided in Section 4.2 herein, the total number of Shares available for grant under the Plan in each calendar year, during any part of which the Plan is effective, shall be two percent (2%) of the total outstanding Shares as of the first day of such calendar year; provided, however, that Shares not granted in any calendar year may be carried forward and granted in any of the three immediately subsequent calendar years (in addition to the new Shares made available in those years). The maximum number of Shares with respect to which Options may be granted to any Employee in any calendar year shall be twenty-five percent (25%) of the total number of Shares available for grant under the Plan in such calendar year.

  No more than 500,000 Shares may be issued or transferred pursuant to Incentive Stock Options granted under this Plan. No more than one-half percent (.5%) of the total outstanding Shares as of the first day of any calendar year may be granted in that year in the form of Stock Bonuses (including Phantom Stock Bonuses and Restricted Stock). However, unused Shares carried forward from previous years shall retain their character such that this one-half percent (.5%) limitation shall increase in direct relationship to those unused Shares reserved for Stock Bonuses in the prior three years.

  The Company may increase the Shares available for Awards in any calendar year through an advance of up to twenty-five percent (25%) of the subsequent year's allocation (determined by using twenty-five percent (25%) of the current year's allocation), with such Shares retaining their character as to Stock Bonus grant availability. Any Shares granted hereunder may consist, in whole, or in part, of authorized and unissued Shares or Treasury Shares or Shares purchased in the open market or in private transactions for purposes of the Plan.

  4.2 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, Share combination, or other change in the corporate structure of the Company affecting the Shares, a substitution or adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options and Stock Bonus awards (including any Restricted Stock granted hereunder), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and further provided that the number of Shares subject to any Award shall always be a whole number.

  4.3 Charging of Shares. If any Shares subject to an Award or, in the case of a Phantom Stock Bonus Award, the cash value of any Shares on which such Award is based, shall not be issued, transferred or paid to an Employee and shall cease to be issuable, transferable or payable to an Employee because of the termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company because of an Employee's failure to comply with or satisfy the terms and conditions of an Award, the Shares not so issuable or transferable or, in the case of a Phantom Stock Bonus Award, the Shares the cash value of which has ceased to be payable, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitations provided for in section 4.1 above, may again be made subject to Awards, and shall be added to the number of Shares available for grant under the Plan in the calendar year in which the Shares cease to be issuable or transferable, the cash value ceases to be payable or the Shares are reacquired (as the case may be).

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  5.1 Eligibility. All Employees shall be eligible to be selected to participate in this Plan, including Employees who are Directors but excluding Directors who are not Employees.

  5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Awards may be made on a stand-alone basis or in conjunction with other Awards hereunder. Except as provided otherwise in Section 6.1 below, the grant of any award may be effective on the date on which the Committee acts to grant the award or on any earlier or subsequent date specified by the Committee, and the effective date specified by the Committee shall be considered the date of grant of the award for all purposes of this Plan.

ARTICLE 6. STOCK OPTIONS

  6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options under this Plan to eligible Employees at any time and from time to time, whether or not they are eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company. Options may be granted in the form of ISOs, NQSOs or a combination thereof. Nothing in this Article 6 shall be deemed to prevent the grant of NQSOs in excess of the maximum established by Section 422 of the Code. The grant of any option may be effective on the date on which the Committee acts to grant the option or on any subsequent date specified by the Committee, and the effective date specified by the Committee shall be considered the date of grant of the option for all purposes of this Plan.

  6.2 Options to be in Writing. Each Option grant shall be evidenced in a writing signed by a representative of the Company duly authorized to do so, that shall specify or incorporate by reference the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as are provided hereunder and any other terms and conditions that may be imposed by the Committee. The Option instrument also shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option.

  6.3 Option Price. In no case shall the Option Price of any Option granted under this Plan be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

  6.4 Duration of Options. Each Option shall expire at such time as determined at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

  6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions, terms and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, except as provided in Article 8 herein, in no event may any Option granted under this Plan become exercisable prior to six (6) months following the date of its grant.

  Options shall be exercised by the delivery of a written notice of exercise to the Company, or by giving the Company notice of such exercise by such other means as the Company may permit in accordance with applicable law, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender or for such other period of time, if any, as the Committee may direct); or (c) by a combination of (a) and (b).

  The Option Price shall also be deemed fully paid if and when the Company receives documentation that it determines satisfies the cashless exercise provisions of the Federal Reserve Board's Regulation T, or when the Option Price is paid by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

  As soon as practicable after receipt of notification of exercise acceptable to the Company and full payment (including tax withholding requirements, if any, as further provided in Article 12 herein), the Company shall deliver to the Participant, in the Participant's name, in the name of the Participant and another person as joint tenants with rights of survivorship, or in nominee or street name on behalf of the Participant (as the Participant may direct and the Committee may permit) Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

  6.6 Restrictions. At the time of grant, restrictions may be imposed on any Shares acquired pursuant to the exercise of an Option under the Plan, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.7 Termination of Employment Due to Death, Disability, or Retirement.

  (a) Termination by Death. In the event the employment of a participant with the Company and its Subsidiaries is terminated by reason of death, any outstanding Options may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years and six months (or such shorter period as the Committee shall specify at or after grant) from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

  (b) Termination by Disability. If a Participant's employment with the Company and its Subsidiaries terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after (i) three years and six months (or such shorter period as the Committee shall specify at or after grant) from the date of such termination of employment, or (ii) the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the Participant dies within such three-year-and-six-month period (or such shorter period as the Committee shall specify at or after grant), any unexercised Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months (or such shorter period as the Committee shall specify at or after grant) from the date of such death or for the stated term of such Stock Option, whichever period is shorter. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
Section 422 of the Code, such Stock Option shall thereafter be treated as a Nonqualified Stock Option.

  (c) Termination by Retirement. If a Participant's employment with the Company and its Subsidiaries is terminated by reason of Retirement, any Stock Option held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after five years (or such shorter period as the Committee shall specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the Participant dies within such five year period (or such shorter period as the Committee may specify at or after grant), any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for the shorter of (i) and (ii) where (i) is a period of twelve months (or such shorter period as the Committee shall specify at or after grant) from the date of such death or, if longer, the remainder of such five year (or shorter) period from the date of such termination of employment, and (ii) is the expiration of the stated term of the Stock Option. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Nonqualified Stock Option.

  6.8 Termination of Employment for Other Reasons. Unless otherwise determined by the Committee at or after grant, if a Participant's employment with the Company and its Subsidiaries terminates voluntarily (other than by reason of Retirement or under circumstances constituting Cause), the Stock Option shall thereupon terminate, except that such Stock Option may be exercised to the extent it was exercisable at the time of termination of employment for the lesser of one year (or such shorter period as the Committee may specify at or after grant) from the date of employment termination or the balance of such Stock Option's term. If a Participant's employment with the Company and its Subsidiaries is involuntarily terminated by the Company without Cause, the Option shall thereupon terminate, except that it may thereafter be exercised to the extent it was exercisable at the time of termination of employment (or on such accelerated basis as the Committee shall determine at or after grant) for the lesser of three years and six months (or such shorter period as the

Committee may specify at or after grant) from the date of employment termination or the balance of such Stock Option's term.

  If the employment of a Participant shall terminate for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

  6.9 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing and any other provision of the Plan to the contrary, if the Committee so permits, Options may be transferred, following the death of a Participant, to a beneficiary designated by the Participant in accordance with Article 10 below.

  6.10 Hardship Withdrawal Provision. No Employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation section 1.401(k)-1(d)(2)(iv)(B)(4)) during the balance of the calendar year after the Employee's receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under section 401(k) of the Code, or during the following calendar year. The preceding sentence shall not apply if and to the extent that the Company determines it is not necessary to qualify any such plan as a cash or deferred arrangement under section 401(k) of the Code.

ARTICLE 7. RESTRICTED STOCK

  7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to eligible Employees at any time and from time to time, whether or not they are eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company. The purchase price for Shares of Restricted Stock shall be equal to their par value per Share.

  7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as provided hereunder or as the Committee may impose.

  7.3 Nontransferability of Restricted Stock. Except as provided in this
Article 7, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction as specified in the Restricted Stock Agreement and the satisfaction of any conditions determined at the time of grant and specified in the Restricted Stock Agreement. However, except as provided in Article 8 herein, in no event may any Restricted Stock granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

  7.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a required purchase price imposed upon Participants, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Further, the Committee at its discretion, may require that the Shares evidencing such Restricted Stock grants be held in custody by the Company until any or all restrictions thereon shall have lapsed.

  7.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

    "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Owens-Corning Fiberglas Corporation Stock Performance Incentive Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Owens-Corning Fiberglas Corporation."

  7.6 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction, provided the applicable conditions to vesting of such Shares have been fulfilled. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 removed from his or her Share certificate.

  7.7 Voting Rights. During the Period of Restriction and prior to any forfeiture of the Shares, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

  7.8 Dividends and Other Distributions. During the Period of Restriction and prior to any forfeiture of the Shares, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

  7.9 Termination of Employment. The Committee may but need not provide at or after the grant of Restricted Stock for the restrictions on all or any designated portion of the Shares of Restricted Stock to lapse in the event of death, Disability, Retirement or other designated termination of employment.

ARTICLE 7A. STOCK BONUSES

  7A.1 Except as otherwise provided in section 15.3, Stock Bonus Awards shall be subject to the following provisions:

    (a) An eligible Employee may be granted a Stock Bonus Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

    (b) Shares subject to a Stock Bonus Award (other than a Phantom Stock Bonus Award) may be issued or transferred to an Employee, and the cash value of the Shares on which a Phantom Stock Bonus Award is based may be paid to an Employee, at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, and subject to such terms and conditions, as the Committee shall determine. In the event that any such issuance, transfer or payment shall not be made to the Employee at the time such Award is granted, the Committee may but need not provide for payment to such Employee, either in cash or Shares, from time to time or at the time or times such Shares shall be issued or transferred or cash shall be paid to such Employee, of amounts not exceeding the dividends which would have been payable to such Employee in respect of such Shares (as adjusted under section 4.2) if such Shares had been issued or transferred to such Employee at the time such Award was granted.

    (c) Any Stock Bonus Award may, in the discretion of the Committee, be settled in cash, on each date on which Shares would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of the Shares which would otherwise have been delivered or become unrestricted. A Phantom Stock Bonus Award shall be payable only in the form of cash. Subject to Section 4.3 above, the Shares subject to a Stock Bonus Award (including a Phantom Stock Bonus Award) shall be deducted from the number of Shares available for grant under the Plan, whether the Award is settled in the form of cash or Shares.

    (d) Stock Bonus Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of any Shares to be issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the Shares issued or transferred or cash paid pursuant thereto in designated circumstances, as the Committee shall determine; provided, however, that upon the issuance or transfer of Shares to an Employee pursuant to any such Award, the recipient shall, with respect to such Shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Award. All or any portion of a Stock Bonus Award may but need not be made in the form of a Restricted Stock Award or a Phantom Stock Bonus Award.

    (e) Each Stock Bonus Award shall be evidenced in a writing, signed by a representative of the Company duly authorized to do so, which shall be consistent with and subject to this Plan.

ARTICLE 8. Change of Control

  8.1 Acceleration and Cashout. Subject to the provisions of Section 8.2 herein, upon the occurrence of a Change of Control of the Company, or, if and to the extent so determined by the Committee in writing at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination), in the event of a Potential Change of Control of the Company, unless specifically prohibited by the terms of Article 15 herein:

    (a) Any Stock Options awarded under the Plan immediately shall become fully vested and exercisable;

    (b) Any restrictions and other conditions pertaining to outstanding Stock Bonuses (including Phantom Stock Bonuses and Restricted Stock), including but not limited to vesting requirements, immediately shall lapse; and

    (c) The value of all outstanding Stock Options and Stock Bonuses (including Phantom Stock Bonuses and Restricted Stock) shall, to the extent determined by the Committee at or after grant, be cashed out by the Company on the basis of the Change-of-Control Price (or, in the case of Incentive Stock Options, Fair Market Value) as of the date the Change of Control occurs, or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the occurrence of the Change of Control or Potential Change of Control.

Notwithstanding the foregoing provisions of this Section 8.1, the Committee may determine, in its sole discretion, that no Change of Control or Potential Change of Control shall be deemed to have occurred with respect to a Participant (i) by reason of any actions or events ("Interested Actions") in which the Participant acts in a capacity other than as a director, officer or employee of the Company (or a Subsidiary or Affiliate, where applicable), or
(ii) with respect to any such action or event occurring within 90 days following the public announcement of any Interested Actions, regardless of whether the Participant is interested in such action or event.

  8.2 Award Replacement. Notwithstanding Section 8.1 herein, no acceleration of vesting and exercisability, nor lapse of restrictions and other conditions, nor cashout shall occur (pursuant to Sections 8.1(a), (b), and (c) herein) for outstanding Awards granted hereunder if the Committee reasonably determines in good faith, prior to the Change of Control or Potential Change of Control, that such Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed, or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) simultaneous with or immediately following the Change of Control or Potential Change of Control, provided, however, that any such Alternative Award must:

  (a) In the event of Stock Options and Stock Bonuses:

      (i) Be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change of Control or Potential Change of Control; or

      (ii) Have a value based directly upon an objective standard of valuation (including, but not limited to, a publicly reported stock index) acceptable to the Committee under the circumstances and provide each Participant, subject to requirements as to vesting or lapse of restrictions, with an opportunity to put the Shares or other securities covered by the Award to his or her employer (or the parent, general partner, or a subsidiary of such employer) for purchase with payment to be made in cash within ten (10) business days of receipt of such employee's put;

  (b) For all Awards:

      (i) Provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms, and conditions applicable under such Awards, including, but not limited to, an identical or better vesting schedule and identical or better timing and methods of payment;

      (ii) Have substantially equivalent economic value to such Awards (determined at the time of the Change of Control or Potential Change of Control);

      (iii) Have terms and conditions which provide that in the event the Participant's employment is involuntarily terminated without Cause or constructively terminated:

        (A) Any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be; and

        (B) Each Participant shall have the right to surrender such Alternative Awards within thirty (30) days following such termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the stock subject to the Alternative Award over the price, if any, that a Participant would be required to pay to exercise such Alternative Award.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a reduction in the Participant's responsibilities, or the relocation of the Participant's principal place of employment to another location, in each case without the Participant's advance written consent.

  8.3 Excise Tax Reimbursement. In the event that any accelerations, lapse of restrictions, cashouts, Award replacements, and/or any other event under this Plan will cause a Participant to be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Participant at the time specified below an additional amount (the "Gross-up Payment") such that the net amount retained by the Participant, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any Federal, state, and local income tax and Excise Tax upon the Gross-up Payment provided for by this Section 8.3, but before deduction for any Federal, state, or local income tax on the Total Payments, shall be equal to the Total Payments.

  For purposes of determining whether any Participant will be subject to the Excise Tax and the amount of such Excise Tax:

    (a) Any other payments or benefits received or to be received by a Participant in connection with a Change of Control of the Company or a Participant's termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Company, any Person whose actions result in a Change of Control of the Company or any Person affiliated with the Company or such Person) (which together with the benefits and/or payments provided hereunder, shall constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of tax counsel selected by the Committee, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

    (b) The amount of the total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (A) the total amount of the Total Payments; or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a) above); and

    (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) of the Code.

For purposes of determining the amount of the Gross-Up Payment, a Participant shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation for the calendar year in which the Gross-Up Payment is to be made and the applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, a Participant shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and Federal, state and local income tax imposed on the portion of the Gross-Up Payment being repaid by a Participant if such repayment results in a reduction in Excise Tax and/or a Federal, state, and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

  The Gross-Up Payment or portion thereof provided for in this Section 8.3 shall be paid no later than the thirtieth (30th) calendar day following payment of any amounts under this section, provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to a Participant on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth (45th) calendar day after payment of any amounts under this Section 8.3. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to each Participant, payable on the fifth (5th) calendar day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

ARTICLE 9. AMENDMENT, MODIFICATION AND TERMINATION

  9.1 Amendment and Termination. The Board may, at any time and from time to time, amend or modify the Plan in any respect without stockholder approval, unless stockholder approval of the amendment or modification in question is required under Delaware law, the Code (including without limitation Code section 162(m)(4) and Code Section 422 and Treasury regulations issued or proposed thereunder), any applicable exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends transactions by Insiders to qualify, any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Board may also terminate the Plan at any time. The Committee may amend the terms of any Award granted under the Plan, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's consent.

  9.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding such Award

ARTICLE 10. BENEFICIARY DESIGNATION

  The Committee may (but need not) permit a Participant, from time to time and subject to such terms and conditions as it may impose, to name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Human Resource Department of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11. RIGHTS OF EMPLOYEES; OTHER PLANS AND ARRANGEMENTS

  11.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

  For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries or Affiliates (or between Subsidiaries and Affiliates) shall not be deemed a termination of employment.

  11.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

  11.3 Transferability Restriction. Any derivative security issued under this Plan (within the meaning of SEC Rule 16b-3(a)(2)) is not transferable by the participant other than by will or the laws of descent and distribution. Notwithstanding the foregoing and any other provision of the Plan to the contrary, if the Committee so permits, an award under this Plan may be transferred, following the death of a Participant, to a beneficiary designated by the Participant in accordance with Article 10 above.

  11.4 Other Plans and Arrangements. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, or employees generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, restricted stock, stock purchase, stock bonus, stock incentive or stock option plan.

ARTICLE 12. WITHHOLDING

  12.1 Tax Withholding. A Participant shall remit to the Company an amount sufficient to satisfy any taxes the Company determines are required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

  12.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, the Committee may permit or require Participants, subject to such terms and conditions as it may impose, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the maximum marginal total tax which could be imposed on the transaction or such greater or lesser amount as the Committee may permit. If the Committee so provides, such Shares withheld may be already owned Shares which the Participant tenders in satisfaction of the withholding requirement or Shares issuable by the Company in connection with the exercise of Options, the lapse of restrictions on Restricted Stock or the other taxable event hereunder, or Shares from any other source.

ARTICLE 13. INDEMNIFICATION

  No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

ARTICLE 14. SUCCESSORS

  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 15. REQUIREMENTS OF LAW

  15.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges, as the Company may determine apply.

  15.2 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflicts of laws of that State.

  15.3 Non-U.S. Laws. In the event the laws of a foreign country, in which the Company, a Subsidiary or Affiliate has Employees, prescribe certain requirements for stock incentives to qualify for advantageous treatment under the tax or other laws or regulations of that country, the proper officers of the Company, may restate, in whole or in part, this Plan and may include in such restatement additional provisions for the purpose of qualifying the restated plan and stock incentives granted thereunder under such laws and regulations; provided, however, that (a) the terms and conditions of any stock-based incentive granted under such restated plan may not be more favorable to the recipient than would be permitted if such stock-based incentive had been granted under the Plan as herein set forth, (b) all Shares allocated to or utilized for the purposes of such restated plan shall be subject to the limitations of Article 4, and (c) the provisions of the restated plan may give the Board less but not more discretion to amend or terminate such restated plan than is provided with respect to this Plan by the provisions of Article 9 hereof

                                                                    EXHIBIT (B)

                                 OWENS CORNING

                  LONG-TERM PERFORMANCE INCENTIVE PLAN TERMS
                   APPLICABLE TO CERTAIN EXECUTIVE OFFICERS

  Set forth below are the Rules and Regulations of the Compensation Committee, promulgated under the Stock Performance Incentive Plan as amended on June 15, 1995, that constitute the long-term performance incentive plan terms applicable to those employees of the Company and its Subsidiaries who are executive officers of the Company and whose remuneration for any performance period hereunder the Committee anticipates would not be deductible by the Company in whole or in part but for compliance with section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended ("162(m) Covered Employee"), including members of the Board of Directors who are such employees. Such long-term performance incentive plan terms are hereafter referred to as the "Long-Term Performance Incentive Plan", the "Plan" or the "LTPIP".

  1. All 162(m) Covered Employees shall be eligible to be selected to participate in this Long-Term Performance Incentive Plan. The Committee shall select the 162(m) Covered Employees who shall participate in this Plan in any performance period no later than 90 days after the commencement of the performance period (or no later than such earlier or later date as may be the applicable deadline for any compensation payable to such 162(m) Covered Employee hereunder for such performance period to qualify as "performance-based" under section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the "Code")). Selection to participate in this Plan in any performance period does not require the Committee to, or imply that the Committee will, select the same person to participate in the LTPIP in any subsequent performance period.

  2. Being selected to participate in the Long-Term Performance Incentive Plan in any performance period means that the individual is being granted the opportunity to earn a cash award equal to the Fair Market Value of up to a specified number of shares of Company common stock if the Company attains performance goals established by the Committee for such performance period and the participant's employment by the Company, its Subsidiaries and Affiliates continues without interruption during that period ("phantom performance shares"). Payment for each phantom performance share that is earned shall be based on the Fair Market Value of a share of Company common stock on the date on which the Committee certifies (in accordance with paragraph 10 below) that the performance goals and any other material terms applicable to such phantom performance share were in fact satisfied. Phantom performance shares may be redeemed only for cash and may not be redeemed for equity securities in lieu of cash, and are not transferable by the participant other than by will or the laws of descent and distribution (within the meaning of SEC Rule 16b-3(a)(2)). If (and only if) the Committee expressly so provides at the time an eligible employee is selected to participate in the LTPIP in any performance period, the participant's award for such performance period may be paid in the form of shares of Company common stock rather than cash, in which case all provisions of this LTPIP applicable to phantom performance shares (other than the preceding sentence) shall likewise apply to the participant's opportunity to earn such shares of Company common stock.

  3. No later than 90 days after the commencement of each performance period (or than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such performance period to qualify as "performance-based" under section 162(m)(4)(C) of the Code), the Committee shall establish in writing the method for computing the number of phantom performance shares which each participant in the Plan for such performance period will earn under the Plan for such performance period if the performance goals established by the Committee for such performance period are attained in whole or in part and if the participant's employment by the

Company, its subsidiaries and affiliates continues without interruption during that performance period. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals. No provision hereof is intended to preclude the Committee from exercising negative discretion within the meaning of the Treasury regulations under Code section 162(m).

  No later than 90 days after the commencement of each performance period (or than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such performance period to qualify as "performance-based" under section 162(m)(4)(C) of the Code), the Committee shall establish in writing the performance goals for such performance period, which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: sales growth, earnings per share growth, cash flow, cash flow from operations, operating profit growth, net income growth, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital, and total shareholder return. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of asbestos activities and settlements. Any such performance criterion or combination of such criteria may apply to the participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify. Unless the Committee determines otherwise at any time prior to payment of a participant's award for any performance period hereunder, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the higher award.

  4. The first performance period under the LTPIP shall be the period commencing on July 1, 1995 and ending on December 31, 1997. New performance periods of three years' duration each shall commence on January 1, 1996 and on each subsequent anniversary of that date.

  5. No later than 90 days after the commencement of a performance period (or than such earlier or later date as may be the applicable deadline for compensation hereunder for such performance period to qualify as "performance-based" under section 162(m)(4)(C) of the Code), the Committee shall establish in writing the number of phantom performance shares which each person selected to participate in the LTPIP in such performance period shall be granted the opportunity to earn if the performance goals applicable to such performance period are achieved in whole or in part. In no event shall any participant be granted the opportunity to earn more than 50,000 shares (or the cash equivalent thereof) with respect to any performance period hereunder. (The foregoing amount represents the highest number of shares (or equivalent amount of cash) which any participant may be granted the opportunity to earn hereunder for any performance period if the maximum performance objectives for such performance period are attained). The foregoing amount shall be appropriately adjusted to reflect a change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as any merger, consolidation, separation (including a spinoff or other distribution of property), reorganization, or partial or complete liquidation.

  6. Any phantom performance shares granted under this Plan shall be paid solely on account of the attainment of the performance goals established by the Compensation Committee with respect to such phantom performance shares, within the meaning of applicable Treasury regulations. Payment of any such phantom performance shares shall also be contingent on continued employment by the Company, its Subsidiaries and Affiliates during the performance period to which such phantom performance shares relate. The only exceptions to these rules apply in the event of termination of employment by reason of death or Disability (within the meaning of the Stock Performance Incentive Plan as amended by the Board of Directors on June 15, 1995 (SPIP)), or in the event of a Change of Control of the Company (within the meaning of the SPIP), during a performance period, in which case the following provisions shall apply. In the event that the employment of a participant who has been granted phantom performance shares with respect to a performance period terminates by reason of death or Disability during such performance period, the participant shall be paid the cash value of the number of phantom performance shares, if any, that the participant would have earned for such performance period if the participant's employment had not terminated prior to the end of the performance period, multiplied by a fraction the numerator of which shall be the number of full calendar months elapsed in the performance period prior to the termination of employment and the denominator of which shall be 30, in the case of the first performance period, or 36, in the case of subsequent performance periods. Such fractional amount shall be paid at the time payment would have been made if the participant's employment had not terminated prior to the end of the performance period. In the case of a Change of Control during a performance period, all phantom performance shares then outstanding shall become fully vested, earned and payable as if maximum performance levels were attained and shall be cashed out by the Company as of the date the Change of Control occurs, if and to the extent so provided in Article 8 of the SPIP. An additional exception shall apply in the event of termination of employment by reason of Retirement during a performance period, but only if and to the extent it will not prevent any award payable hereunder (other than an award payable in the event of death, Disability, Change of Control or Retirement) from qualifying as "performance-based compensation" under the section 162(m)(4)(C) of the Code. Subject to the preceding sentence, in the event that the employment of a participant who has been granted phantom performance shares with respect to a performance period terminates by reason of Retirement during such performance period, the participant may but need not (as the Committee may determine) be paid the cash value of the number of phantom performance shares, if any, that the participant would have earned for such performance period if the participant's employment had not terminated prior to the end of the performance period, multiplied by a fraction the numerator of which shall be the number of full calendar months elapsed in the performance period prior to termination of employment and the denominator of which shall be 30, in the case of the first performance period, or 36, in the case of subsequent performance periods. Any such payment shall be made at the time payment would have been made if the participant's employment had not terminated prior to the end of the performance period. A participant whose employment terminates prior to the end of a performance period for any reason not excepted above shall not be entitled to any payment for phantom performance shares granted to such participant for that performance period.

  7. With respect to any phantom performance share granted hereunder, in no event shall the Committee have discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the performance goals applicable to such phantom performance share. This provision shall be administered in accordance with any applicable Treasury regulations under Code section 162(m).

  8. Payment and vesting any awards granted under this LTPIP shall be contingent upon stockholder approval at the 1996 Annual Meeting of Stockholders of the amendments to the Stock Performance Incentive Plan that were adopted by the Board of Directors on June 15, 1995. Unless and until such shareholder approval is obtained, no LTPIP award shall vest or be paid.

  9. Payment of any awards granted under this LTPIP shall be contingent upon shareholder approval, prior to payment, of the material terms of the performance goals under which such awards are to be paid, in accordance with applicable Treasury regulations under Code section 162(m). Unless and until such shareholder approval is obtained, no such award shall be paid.

  10. Subject to the provisions of paragraph 6 above relating to death, Disability, Change of Control and Retirement, payment of any award granted under this LTPIP shall also be contingent upon the Compensation Committee's certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable Treasury regulations under Code section 162(m). Unless and until the Committee so certifies, such award shall not be paid.

  11. Any amount payable to a participant hereunder shall be in addition to any other compensation to which the participant may be contractually entitled for such performance period pursuant to an employment agreement with the Company, unless such employment agreement provides otherwise.

  12. All phantom performance shares are intended to constitute Stock Bonus Awards within the meaning of the SPIP, and are granted under and subject to the terms and conditions of the SPIP, which shall control in the event of any conflict. All phantom performance shares shall be documented by a written instrument issued to the participant and signed by a duly authorized representative of the Company. The Plan is not intended to confer any rights upon any individual to any phantom performance share or with respect to any phantom performance share. All such rights, if any, shall be governed by and determined exclusively in accordance with the written instrument issued to the participant in accordance with the foregoing provisions of this paragraph.

  13. Capitalized terms which are used but not defined in the Plan shall have the meanings ascribed to such terms in the SPIP, unless the context requires otherwise.

  14. The Committee may amend or terminate the Plan at any time, provided that no such amendment or termination shall adversely affect any outstanding phantom performance share without the written consent of the participant.

  15. Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

                                                                    EXHIBIT (C)

                                 OWENS CORNING

    CORPORATE INCENTIVE PLAN TERMS APPLICABLE TO CERTAIN EXECUTIVE OFFICERS

1. APPLICATION

  Set forth below are the annual incentive plan terms applicable to those employees of Owens-Corning Fiberglas Corporation (the "Company") and its subsidiaries who are executive officers of the Company and whose annual incentive compensation for any taxable year of the Company commencing on or after January 1, 1995 the Committee (as hereafter defined) anticipates would not be deductible by the Company in whole or in part but for compliance with section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended ("162(m) Covered Employee"), including members of the Board of Directors who are such employees. Such terms are hereafter referred to as the "Plan" or "Corporate Incentive Plan".

2. ELIGIBILITY

  All 162(m) Covered Employees shall be eligible to be selected to participate in this Corporate Incentive Plan. The Committee shall select the 162(m) Covered Employees who shall participate in this Plan in any year no later than 90 days after the commencement of the year (or no later than such earlier or later date as may be the applicable deadline for the compensation payable to such 162(m) Covered Employee for such year hereunder to qualify as "performance-based" under section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the "Code")). Selection to participate in this Plan in any year does not require the Committee to, or imply that the Committee will, select the same person to participate in the Plan in any subsequent year.

3. ADMINISTRATION

  The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board"), or by another committee appointed by the Board consisting of not less than two (2) Directors who are not Employees (the "Committee"). The Committee shall be comprised exclusively of Directors who are not Employees and who are "outside directors" within the meaning of
Section 162(m)(4)(C) of the Code. The Committee shall, subject to the provisions herein, select employees to participate herein; establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

4. ESTABLISHMENT OF PERFORMANCE GOALS AND AWARD OPPORTUNITIES

  No later than 90 days after the commencement of each year commencing on or after January 1, 1995 (or than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as "performance-based" under section 162(m)(4)(C) of the Code), the Committee shall establish in writing the method for computing the amount of compensation which will be payable under the Plan to each participant in the Plan for such year if the performance goals established by the Committee for such year are attained in whole or in part and if the participant's employment by the Company, its subsidiaries and affiliates continues without interruption during that year. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals. No provision hereof is intended to preclude the Committee from exercising negative discretion with respect to any award hereunder, within the meaning of the Treasury regulations under Code section 162(m).

  No later than 90 days after the commencement of each year commencing on or after January 1, 1995 (or than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as "performance-based" under section 162(m)(4)(C) of the Code), the Committee shall establish in writing the performance goals for such year, which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: sales, net asset turnover, earnings per share, cash flow, cash flow from operations, operating profit, net income, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital, and total shareholder return. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of asbestos activities and settlements. Any such performance criterion or combination of such criteria may apply to the participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify. Unless the Committee determines otherwise at any time prior to payment of a participant's award hereunder for any year, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the higher award.

5. MAXIMUM AWARD

  The maximum dollar amount that may be paid to any participant under the Plan for any year is equal to the excess of (a) an amount equal to 200% of the participant's annual rate of salary at the time the performance goal is established by the Committee for such year or, if later, on January 1 of such year, over (b) the amount of any annual incentive compensation to which the participant is contractually entitled for such year pursuant to any employment agreement with the Company, and may not exceed $1.9 million.

6. ATTAINMENT OF PERFORMANCE GOALS REQUIRED

  Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year, within the meaning of applicable Treasury regulations. Awards shall also be contingent on continued employment by the Company, its subsidiaries and affiliates during such year. The only exceptions to these rules apply in the event of termination of employment by reason of death or Disability, or in the event of a Change of Control of the Company (as such terms are defined in the Company's Stock Performance Incentive Plan as amended on June 15, 1995 ("SPIP")), during such year, in which case the following provisions shall apply. In the event of termination of employment by reason of death or Disability during a Plan year, an award shall be payable under this Plan to the participant or the participant's estate for such year, which shall be adjusted, pro-rata, for the period of time during the Plan year the participant actually worked. In the event of a Change of Control during a Plan year and prior to any termination of employment, incentive awards shall be paid under the Plan at the higher of (a) one half of participating salary for such year (as determined by the Committee), or (b) projected performance for the year, determined at the time the Change of Control occurs. An additional exception shall apply in the event of termination of employment by reason of Retirement (as defined in the SPIP) during a

Plan year, but only if and to the extent it will not prevent any award payable hereunder (other than an award payable in the event of death, Disability, Change of Control or Retirement) from qualifying as "performance-based compensation" under section 162(m)(4)(C) of the Code. Subject to the preceding sentence, in the event of termination of employment by reason of Retirement during a Plan year an award may but need not (as the Committee may determine) be payable under this Plan to the participant, which shall be adjusted, pro-rata, for the period of time during the Plan year the participant actually worked. A participant whose employment terminates prior to the end of a Plan year for any reason not excepted above shall not be entitled to any award under the Plan for that year.

7. SHAREHOLDER APPROVAL AND COMMITTEE CERTIFICATION CONTINGENCIES; PAYMENT OF AWARDS

  Payment of any awards under this Plan shall be contingent upon shareholder approval, prior to payment, of the material terms of the performance goals under which the awards are to be paid, in accordance with applicable Treasury regulations under Code section 162(m). Unless and until such shareholder approval is obtained, no award shall be paid pursuant to this Plan. Subject to the provisions of paragraph 6 above relating to death, Disability, Change of Control and Retirement, payment of any award under this Plan shall also be contingent upon the Compensation Committee's certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable Treasury regulations under Code section 162(m). Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies). Any amount payable to a participant hereunder shall be in addition to any annual incentive compensation to which the participant may be contractually entitled for such year pursuant to an employment agreement with the Company, unless such employment agreement provides otherwise.

8. AMENDMENT OR TERMINATION

  The Committee may amend, modify or terminate this Plan at any time, provided that a termination or modification shall only become effective 30 days after written notice thereof is given to each participant. Each participant shall be eligible to receive the incentive compensation to which the participant would have been otherwise entitled but for such termination or modification, pro-rata for the period of the Plan year prior to the termination or modification.

9. INTERPRETATION AND CONSTRUCTION

  Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as performance-based compensation under Code
Section 162(m)(4)(C), and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant's employment, which shall remain "employment at will" unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

10. GOVERNING LAW

  The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles of that state.

[LOGO]

OWENS CORNING WORLD HEADQUARTERS
FIBERGLAS TOWER
TOLEDO, OHIO 43659

PROXY                                                     [OWENS CORNING LOGO]

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 18, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 OWENS CORNING

  The undersigned stockholder(s) of Owens Corning hereby appoints GLEN H. HIN-ER, W. WALKER LEWIS and FURMAN C. MOSELEY, JR., and each of them, with full power of substitution and revocation (the action of a majority of them or their substitutes present and acting, or if only one be present and acting then the action of such one, to be in any event controlling), proxies of the undersigned with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Owens Corning to be held April 18, 1996, or any adjournment thereof, hereby revoking any other proxy heretofore given.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN ITEM 1 AND THE PROPOSALS REFERRED TO IN ITEMS 2, 3, 4, AND 5.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

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                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                                                              PROXY
                                                              Please mark
                                                              your votes as
                                                              indicated in
                                                              this example  [X]



Item 1-Election of the following nominees as Directors: John H. Dasburg, Ann Iverson, W. Walker Lewis, Furman C. Moseley, Jr.
FOR [_]    WITHHELD FOR ALL [_]


WITHHELD FOR: (Write that nominee's name in the space provided below).

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Item 2-Proposal to approve the amendments to the Stock Performance Incentive
Plan adopted by the Board of Directors.
FOR [_]   AGAINST [_]   ABSTAIN [_]

Item 3-Proposal to approve the Long-Term Performance Incentive Plan.
FOR [_]   AGAINST [_]   ABSTAIN [_]

Item 4-Proposal to approve the Corporate Incentive Plan.
FOR [_]   AGAINST [_]   ABSTAIN [_]

Item 5-Proposal to approve the action of the Board of Directors in selecting Arthur Andersen LLP as independent public accountants for the year 1996.
FOR [_]   AGAINST [_]   ABSTAIN [_]

Item 6-To act in their discretion on such other matters as may come before said meeting or any adjournment thereof.


Signature(s) ________________________________________     Date ________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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